Ex 4.6
Form of Mortgage between the Company and Allstate Life Insurance Company dated December 14, 2001

                                   Exhibit 4.6
                    Form of Mortgage between the Company and
             Allstate Life Insurance Company dated December 14, 2001

The following is the form of the Mortgage used in two transactions dated December 14, 2001 between the Company and Allstate Life Insurance Company. In the first transaction, Allstate provided a mortgage loan totaling $16,750,000 to GLR Corporate Center LLC, a subsidiary of the Company, encumbering the Company's property located at 1600 Golf Road, Rolling Meadows, Illinois. In the second transaction Allstate provided a mortgage loan totaling $6,250,000 to Great Lakes REIT, L.P. encumbering the Company's property located at 1920-1930 Thoreau Drive, Schaumburg, Illinois.

THIS INSTRUMENT PREPARED BY AND AFTER RECORDING SHOULD BE RETURNED TO:

Gregory A. Thorpe, Esq.
Kubasiak, Fylstra, Reizen & Rotunno,
Two First National Plaza
20 South Clark Street
Suite 2900
Chicago, Illinois  60603

ALLSTATE LIFE INSURANCE COMPANY
LOAN NO.

MORTGAGE, ASSIGNMENT OF LEASES,
RENTS AND CONTRACTS, SECURITY AGREEMENT
AND
FIXTURE FILING
BETWEEN
GREAT LAKES REIT, L.P., AS MORTGAGOR
AND
ALLSTATE LIFE INSURANCE COMPANY, AS MORTGAGEE
DATED: AS OF DECEMBER 14, 2001

LOAN AMOUNT:  $6,250,000

PROPERTY ADDRESS:

WOODFIELD GREEN
1920-1930 THOREAU DRIVE NORTH
SCHAUMBURG, ILLINOIS

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TABLE OF CONTENTS
-----------------

ARTICLE ICOVENANTS OF MORTGAGOR                                                             4
            1.01  PERFORMANCE OF OBLIGATIONS SECURED                                        4
            1.02  INSURANCE                                                                 5
            1.03  CONDEMNATION                                                              6
            1.04  DAMAGE TO PROPERTY                                                        7
            1.05  ESCROW FUND FOR CONDEMNATION AND INSURANCE PROCEEDS                       9
            1.06  TAXES, LIENS AND OTHER ITEMS                                             11
            1.07  ASSIGNMENT OF LEASES, CONTRACTS, RENTS AND PROFITS                       12
            1.08  DUE ON SALE OR ENCUMBRANCE                                               16
            1.09  PRESERVATION AND MAINTENANCE OF PROPERTY                                 16
            1.10  USE OF PROPERTY                                                          17
            1.11  ALTERATIONS AND ADDITIONS                                                17
            1.12  OFFSET CERTIFICATES                                                      18
            1.13  REIT COVENANTS                                                           18
            1.14  PROTECTION OF SECURITY; COSTS AND EXPENSES                               19
            1.15  MORTGAGOR'S COVENANTS RESPECTING COLLATERAL                              21
            1.16  COVENANTS REGARDING FINANCIAL STATEMENTS                                 23
            1.17  ENVIRONMENTAL COVENANTS                                                  24
            1.18  FURTHER ASSURANCES                                                       26
            1.19  MORTGAGOR'S CONTINUED EXISTENCE                                          26

ARTICLE IIEVENTS OF DEFAULT                                                                26
            2.01  MONETARY AND PERFORMANCE DEFAULTS                                        26
            2.02  BANKRUPTCY, INSOLVENCY, DISSOLUTION                                      27
            2.03  MISREPRESENTATION                                                        28
            2.04  DEFAULT UNDER SUBORDINATE LOANS                                          28
            2.05  BREACH OF DUE ON SALE OR ENCUMBRANCE PROVISION                           28

ARTICLE IIIREMEDIES                                                                        28
            3.01  ACCELERATION                                                             28
            3.02  ENTRY; APPOINTMENT OF A RECEIVER                                         28
            3.03  JUDICIAL ACTION                                                          30
            3.04  FORECLOSURE                                                              30
            3.05  RESCISSION OF NOTICE OF DEFAULT                                          33
            3.06  MORTGAGEE'S REMEDIES RESPECTING COLLATERAL                               34
            3.07  PROCEEDS OF SALES                                                        34
            3.08  CONDEMNATION AND INSURANCE PROCEEDS                                      35
            3.09  WAIVER OF MARSHALLING, RIGHTS OF REDEMPTION, HOMESTEAD AND VALUATION     35
            3.10  REMEDIES CUMULATIVE                                                      36
            3.11  NONRECOURSE                                                              36

ARTICLE IVMISCELLANEOUS                                                                    38
            4.01  SEVERABILITY                                                             38
            4.02  CERTAIN CHARGES AND BROKERAGE FEES                                       38
            4.03  NOTICES                                                                  38
            4.04  MORTGAGOR NOT RELEASED                                                   40
            4.05  INSPECTION                                                               40
            4.06  RELEASE OR RECONVEYANCE OR CANCELLATION                                  41
            4.07  STATUTE OF LIMITATIONS                                                   41
            4.08  INTERPRETATION                                                           41
            4.09  CAPTIONS                                                                 41
            4.10  CONSENT                                                                  41
            4.11  DELEGATION TO SUBAGENTS                                                  41
            4.12  SUCCESSORS AND ASSIGNS                                                   42
            4.13  GOVERNING LAW                                                            42
            4.14  ILLINOIS MORTGAGE FORECLOSURE LAW                                        42
            4.15  CHANGES IN TAXATION                                                      42

            4.16  MAXIMUM INTEREST RATE                                                    43
            4.17  TIME OF ESSENCE                                                          43
            4.18  REPRODUCTION OF DOCUMENTS                                                43
            4.19  NO ORAL MODIFICATIONS                                                    43
            4.20  MAXIMUM AMOUNT SECURED                                                   43
            4.21  ILLINOIS COLLATERAL PROTECTION ACT                                       43

EXHIBIT "A"(Property Description)                                                          46

EXHIBIT "B"(Fixture Filing)                                                                47

MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND CONTRACTS,
SECURITY AGREEMENT AND FIXTURE FILING
-------------------------------------

THIS MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND CONTRACTS, SECURITY AGREEMENT AND FIXTURE FILING is made as of this ____ day of December, 2001 from GREAT LAKES REIT, L.P., a Delaware limited partnership, whose mailing address is c/o GREAT LAKES REIT, 823 COMMERCE DRIVE, SUITE 300, OAK BROOK, ILLINOIS 60523 (herein "Mortgagor") in favor of ALLSTATE LIFE INSURANCE COMPANY, an Illinois insurance corporation, whose mailing address is Allstate Plaza South, 3075 Sanders Road, Suite G5C, Northbrook, Illinois, 60062 (herein "Mortgagee").

Mortgagor, in consideration of the indebtedness herein recited hereby irrevocably grants, conveys, warrants, mortgages, transfers and assigns to Mortgagee, its successors and assigns, all of Mortgagor's estate, right, title and interest in, to and under that certain real property located in Cook County, Illinois, more particularly described in EXHIBIT A attached hereto and incorporated herein by this reference (the "Land");

TOGETHER with all of Mortgagor's now or hereafter acquired estate, right, title and interest in, to and under all buildings, structures, improvements and fixtures now existing or hereafter erected on the Land and all right, title and interest, if any, of Mortgagor in and to the streets and roads, opened or proposed, abutting the Land to the center lines thereof, and strips within or adjoining the Land, the air space and right to use said air space above the Land, all rights of ingress and egress on or within the Land, all easements, rights and appurtenances thereto or used in connection with the Land, including, without limitation, all lateral support, alley and drainage rights, all revenues, income, rents, cash or security deposits, advance rental deposits, and other benefits thereof or arising from the use or enjoyment of all or any portion thereof (subject however to the rights and authorities given herein to Mortgagor to collect and apply such revenues, and other benefits), all interests in and rights, royalties and profits in connection with all minerals, oil and gas and other hydrocarbon substances thereon or therein, and water stock, all options to purchase or lease, all development or other rights relating to the Land or the operation thereof, or used in connection therewith, including all Mortgagor's right, title and interest in all fixtures, attachments, partitions, machinery, equipment, building materials, appliances and goods of every nature whatever now or hereafter located on, or attached to, the Land, all of which, including replacements and additions thereto, shall, to the fullest extent permitted by law and for the purposes of this Mortgage, be deemed to be real property and, whether affixed or annexed thereto or not, be deemed conclusively to be real property; and Mortgagor agrees to execute and deliver, from time to time, such further instruments and documents as may be required by Mortgagee to confirm the legal operation and effect of this Mortgage on any of the foregoing. All of the foregoing property described in this section (the "Improvements") together with the Land, shall be hereinafter referred to as the "Property".

Mortgagor further grants to Mortgagee a security interest in all of Mortgagor's now existing or hereafter acquired right, title and interest in the following:

(A) All equipment, fixtures, inventory, goods, instruments, appliances, furnishings, machinery, tools, raw materials, component parts, work in progress and materials, and all other tangible personal property of whatsoever kind, used or consumed in the improvement, use or enjoyment of the Property now or any time hereafter owned or acquired by Mortgagor, wherever located and all products thereof whether in possession of Mortgagor or whether located on the Property or elsewhere;

(B) To the extent such general intangibles are assignable, all general intangibles relating to design, development, operation, management and use of the Property, including, but not limited to, (i) all names under which or by which the Property may at any time be owned and operated or any variant thereof, and all goodwill in any way relating to the Property and all service marks and logotypes used in connection therewith, (ii) all permits, licenses, authorizations, variances, land use entitlements, approvals, consents, clearances, and rights obtained from governmental agencies issued or obtained in connection with the Property, (iii) all permits, licenses, approvals, consents, authorizations, franchises and agreements issued or obtained in connection with the construction, use, occupation or operation of the Property, (iv) all materials prepared for filing or filed with any governmental agency, and (v) the books and records of Mortgagor relating to construction or operation of the Property;

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(C)   All shares of stock or partnership interest or other evidence of ownership of any part of the Property that is owned by Mortgagor in common with others, including all water stock relating to the Property, if any, and all documents or rights of membership in any owners' or members' association or similar group having responsibility for managing or operating any part of the Property provided, however, that the foregoing shall not include any ownership interests in the Mortgagor;

(D) All accounts, deposit accounts, tax and insurance escrows held pursuant to this Mortgage, accounts receivable, instruments, documents, documents of title, general intangibles, rights to payment of every kind, all of Mortgagor's rights, direct or indirect, under or pursuant to any and all construction, development, financing, guaranty, indemnity, maintenance, management, service, supply and warranty agreements, commitments, contracts, subcontracts, insurance policies, licenses and bonds now or anytime hereafter arising from construction on the Land or the use or enjoyment of the Property to the extent such are assignable;

(E) All condemnation proceeds (including payments in lieu thereof) and insurance proceeds related to the Property;

TOGETHER with all additions to, substitutions for and the products of all of the above, and all proceeds therefrom, whether cash proceeds or noncash proceeds, received when any such property (or the proceeds thereof) is sold, exchanged, leased, licensed, or otherwise disposed of, whether voluntarily or involuntarily. Such proceeds shall include any of the foregoing specifically described property of Mortgagor acquired with cash proceeds. Together with, and without limiting the above items, all Goods, Accounts, Documents, Instruments, Money, Chattel Paper and General Intangibles arising from or used in connection with the Property, as those terms are defined in the Uniform Commercial Code from time to time in effect in the state in which the Property is located. (All of the foregoing including such products and proceeds thereof, are collectively referred to as "Collateral".)

The personal property in which Mortgagee has a security interest includes goods which are or shall become fixtures on the Property. This Mortgage is intended to serve as a fixture filing pursuant to the terms of the applicable provisions of the Uniform Commercial Code of the state in which the Property is located and the provisions of Exhibit B are, for that purpose, incorporated herein. This filing is to be recorded in the real estate records of the appropriate city, town or county in which the Property is located. In that regard, the following information is provided:

Names of Debtor:         Great Lakes REIT, L.P.
                         a Delaware limited partnership

Address of Debtor:             See section 4.03 hereof

Name of Secured Party:   Allstate Life Insurance Company,
                         an Illinois insurance corporation

Address of Secured Party See section 4.03 hereof.

Mortgagor warrants and agrees that there is no financing statement covering the foregoing Collateral, the Property, or any part thereof, on file in any public office.

TO HAVE AND TO HOLD the Property hereby conveyed unto Mortgagee, its successors and assigns, forever, subject to and for the uses and purposes herein set forth and FOR THE PURPOSE OF SECURING, IN SUCH ORDER OF PRIORITY AS MORTGAGEE MAY
ELECT:

(A) The repayment of the indebtedness evidenced by that certain Mortgage Note ("Note") of even date herewith with a maturity date of January 1, 2007 executed by Mortgagor and payable to the order of Mortgagee, in the principal sum of SIX MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($6,250,000) with interest thereon, as provided therein and all late charges, loan fees, commitment fees, Prepayment Premiums (as described in the Note), and all extensions, renewals, modifications, amendments and replacements thereof;

(B) The payment of all other sums which may be advanced by or otherwise be due to Mortgagee under any provision of this Mortgage or under any other instrument or document referred to in clause (C) below, with interest thereon at the rate provided herein or therein;

(C) The performance of each and every covenant and agreement of Mortgagor contained (i) herein, in the Note, or in any note evidencing a Future Advance (as hereinafter defined), and (ii) in the obligations of Mortgagor upon any and all pledge or other security agreements, loan agreements, disbursement agreements, supplemental agreements, environmental indemnity agreements (the foregoing shall not include the Commitment Letter between Mortgagor and Mortgagee), assignments (both present and collateral) and all instruments of indebtedness or security now or hereafter executed by Mortgagor in connection with any indebtedness referred to in clauses (A), (B) or (D) of this section or for the purpose of supplementing or amending this Mortgage or any instrument secured hereby (all of the foregoing in this clause (C), as the same may be amended, modified or supplemented from time to time, being referred to hereinafter as "Related Agreements") and all costs and expenses, including reasonable attorneys' fees with respect to all such documents, including, without limitation, the negotiation and drafting of any loan settlement or workout agreement; and

(D) The repayment of any other loans or advances, with interest thereon, hereafter made to Mortgagor (or any successor in interest to Mortgagor as the owner of the Property or any part thereof) by Mortgagee when the promissory note evidencing the loan or advance specifically states that said note is secured by this Mortgage, together with all extensions, renewals, modifications, amendments and replacements thereof (herein and in the Related Agreements, "Future Advance"). Mortgagor and Mortgagee intend that all such advances, including Future Advances whenever hereafter made, shall be a lien from the time this Mortgage is recorded, as provided in Section 5/15-1302(b)(1) of the Illinois Mortgage Foreclosure Law (as the same may be amended from time to time, the "Act") Illinois Code of Civil Procedure, 735 ILCS 5/15-1101 et seq. (1998).

ARTICLE I

COVENANTS OF MORTGAGOR

To protect the security of this Mortgage, Mortgagor covenants and agrees as follows:

1.01 PERFORMANCE OF OBLIGATIONS SECURED Mortgagor shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, the principal of and interest on any Future Advance, any Prepayment Premium and late charges provided for in the Note or in any note evidencing a Future Advance, and shall further perform fully and in a timely manner all other obligations of Mortgagor contained herein or in the Note or in any note evidencing a Future Advance or in any of the Related Agreements.

1.02 INSURANCE For all times during the period there remains any indebtedness under the Note, or any and all other indebtedness (including without limitation Future Advances) secured by this Mortgage, Mortgagor shall keep the Property insured against all risks or hazards as Mortgagee may require. Such insurance shall be in policy form, amount and coverage satisfactory to Mortgagee, including, but not limited to:

      (A) Fire and extended coverage on an "all risk" replacement cost basis, in an amount equal to the insurable value of the Improvements, without coinsurance or deducting for depreciation, containing a waiver of subrogation clause and a deductible amount acceptable to Mortgagee;

      (B) General public liability insurance, in such form, amount and deductible satisfactory to Mortgagee, and naming Mortgagee c/o Mortgagee's servicing agent, if any, as additional insured covering Mortgagee's interest in the Property;

      (C) Business interruption or rent loss insurance endorsement in an amount at least equal to 100% of the sum of: annual debt service on the Note, the annual debt service on any other financing permitted by Mortgagee, ground rents, if any, and operating expenses (without contribution from Mortgagor for a period of twelve (12) months), including, without limitation, real estate taxes and assessments and insurance, for the Property;

      (D) Flood insurance (whether or not available through the National Flood Insurance Program) sufficient to cover any damage which may be anticipated in the event of flood unless Mortgagor has provided Mortgagee evidence satisfactory to Mortgagee that no portion of the Property is located within the boundaries of the 100 year flood plain (Flood Zone A);

      (E) "Dram shop" insurance if alcoholic beverages are sold on the Property;

      (F) Boiler and machinery insurance when risks covered thereby are present and Mortgagee requires such insurance; and

      (G)  Earthquake insurance if Mortgagee requires such insurance.

The insurance coverages described in subsections (A), (C), (D), (F) and (G) above shall name Mortgagee c/o Mortgagee's servicing agent, if any, under a standard noncontributory mortgagee loss payable clause (and naming Mortgagee as loss payee for rent loss coverage) or otherwise directly insure Mortgagee's interest in the Property. All losses under said insurance shall be payable to Mortgagee in the manner provided in sections 1.04 and 1.05 hereof. All policies of insurance required under this section 1.02 shall be with a company or companies with a policy rating of A- and financial rating of at least Class X in the most current edition of Best's Key Rating Guide and authorized to do business in the state in which the Property is located. All policies of insurance shall provide that they will not be canceled or modified without thirty (30) days' prior written notice to Mortgagee. True copies of the above mentioned insurance policies or evidence of such insurance (in the form of Acord Form 27) satisfactory to Mortgagee shall be delivered to and held by Mortgagee. True copies of all renewal and replacement policies or evidences of such insurance forms (Acord Form 27) thereof shall be delivered to Mortgagee at least thirty (30) days before the expiration of the expiring policies. If any renewal or replacement policy is not obtained as required herein, Mortgagee is authorized to obtain the same in Mortgagor's name and at Mortgagor's expense. Mortgagee shall not by the fact of failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Mortgagor hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

1.03  CONDEMNATION

      (A) Immediately upon obtaining knowledge of the commencement or threat of any action in connection with (i) any condemnation, (ii) any other taking of the Property or any part thereof by any public authority or private entity having the power of eminent domain, or (iii) any conveyance in lieu of such condemnation or taking of the Property or any part thereof ("Condemnation"), Mortgagor shall notify Mortgagee in writing but in no event later than ten (10) days after Mortgagor obtains knowledge of the commencement of or threat of a Condemnation. Mortgagee shall have the right, but not the obligation, to participate in any proceedings relating to any Condemnation and may, in its sole discretion, consent or withhold its consent to any settlement, adjustment, or compromise of any claims arising from the Condemnation and no such settlement, adjustment or compromise shall be final or binding upon Mortgagee without Mortgagee's prior consent.

      (B) If all or part of the Property is taken by Condemnation and Mortgagee in its reasonable judgment determines that the remainder of the Property, if any, cannot be operated as an economically viable entity at substantially the same level of operations as immediately prior to such Condemnation, then all proceeds of the Condemnation ("Condemnation Proceeds") shall be paid over to Mortgagee and shall be applied first toward reimbursement of the costs and expenses (including reasonable attorneys' fees) of Mortgagee, if any, in connection with the recovery of such Condemnation Proceeds, and then, in the sole and absolute discretion of Mortgagee and without regard to the adequacy of its security under this Mortgage, shall be applied against all amounts due herein or under the Note and any remaining Condemnation Proceeds shall be released to the Mortgagor. Provided there is no Event of Default hereunder, full or partial prepayment of the Note under this section 1.03(B) shall not be subject to the Prepayment Premium; however, such partial prepayment shall not entitle Mortgagor to prepay the portion of the Note remaining unpaid after application of the Condemnation Proceeds unless (i) the Property cannot be operated as an economically viable entity and (ii) Mortgagor prepays the balance of the Note within sixty (60) days following the Condemnation. Except as provided in the preceding sentence, prepayment of the balance shall continue to be subject to the terms and conditions of the Note, including the No-Prepayment Period and the Prepayment Premium described therein.

      (C) If less than all of the Property is taken by Condemnation and Mortgagee in its reasonable judgment determines that the remainder of the Property can be operated as an economically viable entity at substantially the same level of operations as immediately prior to such Condemnation, then Mortgagor shall diligently restore the Property to a condition and use as close as possible to its condition immediately prior to the Condemnation (Mortgagor shall not be required to acquire additional real estate to effect such restoration) and all Condemnation Proceeds shall be made available to Mortgagor for such restoration. If the estimated cost of restoration, as reasonably determined by Mortgagee, is equal to or less than $250,000.00, all Condemnation Proceeds shall be released directly to Mortgagor for restoration of the Property. If the estimated cost of restoration exceeds $250,000.00, all Condemnation Proceeds shall be deposited into an escrow fund in accordance with section 1.05 below. Mortgagee shall have the right to obtain an opinion of an independent contractor or engineer satisfactory to Mortgagee, at Mortgagor's expense, to estimate the cost to restore the remaining portion of the Property. If the amount of the Condemnation Proceeds is not sufficient to restore the Property based on the opinion of an independent contractor or engineer, subject to revision as restorations are made, Mortgagor shall be obligated to pay the difference toward the restoration of the Property, prior to the disbursement of any Condemnation Proceeds to, or for the account of Mortgagor.

      (D) If an Event of Default exists at any time from the time of a Condemnation through the completion of restoration and payment of any Condemnation Proceeds, the use of the Condemnation Proceeds shall be governed by
Section 3.08 below. If an event has occurred which with notice, the passage of time, or both, could become an Event of Default, then, the Condemnation Proceeds shall be held by Mortgagee or in the Escrow Fund (as defined below), as applicable, pending cure of such event prior to the expiration of any applicable cure or grace period. The application of any Condemnation Proceeds to the indebtedness secured hereby shall not cure or waive any Event of Default hereunder, or invalidate any act done pursuant to any notice thereof.

1.04  DAMAGE TO PROPERTY

      (A) Promptly upon obtaining knowledge of any damage to the Property or any part thereof with an estimated cost of restoration in excess of $50,000.00, but in no event later than five (5) days after Mortgagor obtains such knowledge, Mortgagor shall notify Mortgagee of such damage in writing. Mortgagor shall diligently restore the Property to the same condition that existed immediately prior to the damage whether or not insurance proceeds are sufficient for such restoration. All proceeds of any insurance on the Property ("Insurance Proceeds") received by Mortgagor shall be applied to such restoration. Mortgagee shall have the right to obtain an opinion of an independent contractor or engineer satisfactory to Mortgagee, at Mortgagor's expense, to estimate the cost to restore the Property to its original condition, which opinion may be revised as restorations are made. If the amount of the Insurance Proceeds is not sufficient to restore the Property based on an independent contractor's or engineer's opinion, subject to revision as restorations are made, Mortgagor shall be obligated to pay the difference toward the restoration of the Property, prior to the application of any Insurance Proceeds to such restoration as provided herein.

      (B) If the estimated cost of restoration is equal to or less than $250,000.00, Mortgagor shall promptly settle and adjust any claims under the insurance policies which insure against such risks and, upon receipt of the Insurance Proceeds, Mortgagee shall deliver such to Mortgagor for use in restoration of the Property.

      (C) If the estimated cost of restoration is greater than $250,000.00, Mortgagee shall have the right, but not the obligation, to participate in the settlement of the insurance claims and may, in its sole discretion, consent or withhold its consent to any settlement, adjustment, or compromise of such insurance claims and no such settlement, adjustment, or compromise shall be final or binding upon Mortgagee without its prior consent. Upon settlement of insurance claims, and if Mortgagor can demonstrate to the reasonable satisfaction of Mortgagee that the projected ratio of Net Operating Income, as defined below, to annual debt service due under the Note and any other notes secured by the Property ("Debt Coverage Ratio") will be at least 105% for the twelve months immediately following reconstruction of the Property, the Insurance Proceeds shall be deposited into an escrow fund in accordance with section 1.05 below.

As used in this Mortgage, "Net Operating Income" shall mean: (i) all gross operating revenues anticipated to be received during the following twelve-month period based on leases in effect as of the date of calculation and only for such time as those leases are contracted to remain in effect without expiration by their terms or optional termination by the tenant (unless the tenant has waived its termination rights in writing or the term of the lease has been extended in writing), including without limitation all amounts to be received from tenants as payment of operating expenses but not including refundable deposits, lease termination payments, excess tenant improvement and leasing commission payments included as additional rent, principal or interest payments received by Mortgagor on loans to tenants, and fees and reimbursements for work performed for tenants by Mortgagor, LESS: (ii) all amounts, calculated on a proforma basis, for the operation or maintenance of the Property for the following twelve-month period, including ground rents, the cost of property management (which shall be no less than 4% of gross revenues), maintenance, cleaning, security, landscaping, parking maintenance and utilities, and other costs and expenses approved in writing by Mortgagee and amounts reasonably estimated by Mortgagee for the payment of real estate taxes and assessments and other taxes related to the operation of the Property, insurance premiums, necessary repairs and future replacements of equipment; payments under the Note shall not be included in Net Operating Income. Notwithstanding the foregoing, if any of the Related Agreements require a historical calculation of Net Operating Income, it shall be calculated on a cash basis for the previous twelve-month period as of the date of such calculation.

      (D) If in the reasonable judgment of Mortgagee the conditions of section 1.04(C) cannot be satisfied, then at any time from and after the occurrence of the damage, upon written notice to Mortgagor, Mortgagee may declare the entire balance of the Note and/or any Future Advances then outstanding and accrued and unpaid interest thereon, and all other sums or payments required thereunder or under this Mortgage, without any Prepayment Premium (provided no Event of Default exists hereunder), to be immediately due and payable, and all Insurance Proceeds shall be applied by Mortgagee first to the reimbursement of any costs or expenses incurred by Mortgagee in connection with the damage or the determination to be made hereunder, and then to the payment of the indebtedness secured by this Mortgage in such order as Mortgagee may determine in its sole discretion.

      (E) Notwithstanding any provision herein to the contrary, if an Event of Default exists at any time from the time of damage through the completion of restoration and the final release of any Insurance Proceeds to Mortgagor, the use of the insurance proceeds shall be governed by Section 3.08 below. If an event has occurred which with notice, the passage of time, or both, could become an Event of Default, then the Insurance Proceeds shall be held by Mortgagee or in the Escrow Fund, as applicable, pending cure of such event prior to the expiration of any applicable cure or grace period. The application of any Insurance Proceeds to the indebtedness secured hereby shall not cure or waive any Event of Default hereunder or invalidate any act done pursuant to any notice thereof.

1.05  ESCROW FUND FOR CONDEMNATION AND INSURANCE PROCEEDS

      (A) In the circumstances indicated above in subsections 1.03(C) and 1.04(C), all Condemnation Proceeds and Insurance Proceeds ("Proceeds") shall be deposited in an interest bearing escrow fund ("Escrow Fund"). The escrow agent and the form of the escrow agreement shall be satisfactory to Mortgagee and Mortgagor. The costs and fees of such escrow agent shall be paid by Mortgagor. If the amount of the Proceeds is not sufficient to restore the Property based on an independent contractor's or engineer's opinion obtained by Mortgagee at Mortgagor's expense, subject to revision as restorations are made, Mortgagor shall be obligated to deposit in the Escrow Fund the difference between the contractor's or engineer's estimate and the amount of the Proceeds or deliver to the escrow agent an irrevocable, unconditional letter of credit issued in the amount of such difference in a form and by a financial institution acceptable to Mortgagee or other cash equivalent acceptable to Mortgagee. The Mortgagor's funds, if necessary, and the Proceeds shall be deposited into the Escrow Fund and shall not be released by the escrow agent unless used to restore the Property to its original condition and unless a disbursement agent satisfactory to Mortgagee and Mortgagor approves such disbursements from time to time. The escrow agreement shall provide that the escrow agent shall only disburse funds to Mortgagor so long as the restoration work is being diligently performed by Mortgagor and only after: (i) Mortgagor has delivered to Mortgagee and Mortgagee has approved the plans and specifications for the restoration of the Property;
(ii) Mortgagor has executed a contract

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acceptable to Mortgagee with a general contractor acceptable to Mortgagee for the restoration of the Property; (iii) the general contractor has submitted lien waivers and/or releases, executed by the general contractor and all subcontractors which may be partial to the extent of partial payments and which, in the case of releases, may be contingent upon payment if the escrow agent makes payment directly to such contractor or subcontractor; (iv) Mortgagor has furnished Mortgagee with an endorsement to its title policy showing no additional exceptions; and (v) Mortgagor has deposited its funds in the Escrow Fund as provided in this paragraph and has submitted such other documents and information as may be requested by Mortgagee to determine that the work to be paid for has been performed in accordance with the plans and specifications approved by Mortgagee. If any requisition for payment of work performed is for an amount which would result in the remaining balance of the Escrow Fund to be insufficient to complete the remainder of the restoration, Mortgagor shall advance the requisite amount in cash to the Escrow Fund immediately upon written request from the disbursement agent or Mortgagee. Any failure by Mortgagor to satisfy any of the conditions to the disbursement of Proceeds set forth in this Paragraph upon demand by Mortgagee shall constitute a Performance Default, as hereinafter defined.

      (B) Any Proceeds and any interest thereon remaining in the Escrow Fund after payment of the costs to complete the restoration of the Property pursuant to the approved plans and specifications and the costs of the escrow agent shall be paid first, to Mortgagor to the extent of any funds of Mortgagor's contributed to the restoration pursuant to section 1.05, provided there is no Event of Default or an event which with notice, the passage of time, or both, could become an Event of Default, and thereafter at Mortgagee's option, any remaining Proceeds may be applied to the prepayment of the Note without payment of any Prepayment Premium. Full or partial prepayment of the Note under the preceding sentences of this section 1.05B shall not be subject to the Prepayment Premium; however, any such partial prepayment shall not entitle Mortgagor to prepay the portion of the Note remaining unpaid after application of the Proceeds. Prepayment of the balance shall continue to be subject to the terms and conditions of the Note, including the No-Prepayment Period and the Prepayment Premium described therein. If an Event of Default exists, the use of the Proceeds shall be governed by Section 3.08 below. If, however, an event exists which with notice, the passage of time, or both, could become an Event of Default, the remaining balance in the Escrow Fund shall be held by the escrow agent pending cure of the event prior to the expiration of any applicable cure or grace period.

1.06  TAXES, LIENS AND OTHER ITEMS

      (A) Mortgagor shall pay any and all taxes, bonds, assessments, fees, liens, charges, fines, and any accrued interest or penalty thereon, and any and all other items which are attributable to or affect the Property (collectively, "Impositions") by making payment prior to delinquency directly to the payee thereof and promptly furnish copies of paid receipts for these to Mortgagee. Mortgagor shall promptly discharge or bond any lien or encumbrance on the Property whether or not said lien or encumbrance has or may attain priority over this Mortgage. This Mortgage shall be the sole encumbrance on the Property and, if with the consent of Mortgagee it is not the sole encumbrance, then it shall be prior to any and all other liens or encumbrances on the Property. Mortgagor may in good faith and with due diligence protest the payment of any Imposition which it believes unwarranted or excessive and may defer payment of such Imposition pending conclusion of such contest if legally permitted to do so, provided that the priority of this Mortgage and Mortgagee's security is not adversely affected and that Mortgagor shall have furnished Mortgagee or the taxing authority such security as may be required.

      (B) As further security for the payment of the Note and the payment of real estate taxes, regular or special assessments and insurance premiums, Mortgagor shall deposit 1/12 of the annual amounts of such items as estimated by Mortgagee, with each monthly payment on the Note, so that Mortgagee will hold a sufficient amount to pay all such charges not less than thirty (30) days prior to the date on which such items become due and payable. Mortgagee shall be furnished evidence to allow it to estimate such amounts, including paid receipts or annual insurance premium statements, assessment notices and tax receipts. All funds so deposited shall, until applied to the payment of the aforesaid items, as hereinafter provided, be held by Mortgagee without interest (except to the extent required under applicable law) and may be commingled with other funds of Mortgagee. All funds so deposited shall be applied to the payment of the aforesaid items only upon the satisfaction of the following conditions: (i) no Event of Default or event, which with notice or the passage of time or both could become an Event of Default, shall have occurred; (ii) Mortgagee shall have sufficient funds to pay the full amounts of such items (which funds may include amounts paid solely for such purpose by Mortgagor in addition to the escrowed funds); and (iii) Mortgagor shall have furnished Mortgagee with prior written notification that such items are due and with the bills and invoices

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therefor in sufficient time to pay the same before any penalty or interest attaches and before policies of insurance lapse, as the case may be, and shall have deposited any additional funds as Mortgagee may determine as necessary to pay such items.

      (C) Mortgagee expressly disclaims any obligation to pay the aforesaid items unless and until Mortgagor complies with all of the provisions set forth in subsections 1.06(A) and (B). Mortgagor hereby pledges and grants a security interest in any and all monies now or hereafter deposited pursuant to subsection 1.06(B) as additional security for the Note and Related Agreements. If any Event of Default shall have occurred, or if the Note shall be accelerated as herein provided, all funds so deposited may, at Mortgagee's option, be applied as determined solely by Mortgagee or to cure said Event of Default or as provided in this section 1.06. In no event shall Mortgagor claim any credit against the principal and interest due hereunder for any payment or deposit for any of the aforesaid items.

1.07  ASSIGNMENT OF LEASES, CONTRACTS, RENTS AND PROFITS

      (A) Mortgagor hereby absolutely, presently and unconditionally grants, assigns, transfers, conveys and sets over to Mortgagee, subject to all of the terms, covenants and conditions set forth herein, all of Mortgagor's right, title and interest in and to the following whether arising under the Leases (as hereinafter defined), by statute, at law, in equity, or in any other way:

           (1) All of the leases of the Property which are in effect on the date hereof and all leases entered into or in effect from time to time after the date hereof, including, without limitation, all amendments, extensions, replacements, modifications and renewals thereof and all subleases, concession agreements, and all other agreements affecting the same (the "Leases") and all guaranties thereunder;

           (2) All of the rents, income, profits, revenue, security deposits, judgments, Proceeds, unearned insurance premiums, all termination and/or cancellation payments received by Mortgagor in connection with any Lease, proceeds from the surrender, sale or other disposition of any Lease, any other fees or sums payable to Mortgagor or any other person as landlord and any award or payment in connection with any enforcement action of any Lease, including, without limitation, any award to Mortgagor made hereafter in any court involving any of the tenants under the Leases in any bankruptcy, insolvency, or reorganization proceeding in any state or federal court, and Mortgagor's right to appear in any action and/or to collect any such award or payment, and all payments by any tenant in lieu of rent (collectively, "Rents and Profits"); and

           (3) All contracts, agreements, management, operating and maintenance agreements, warranties, licenses, permits, guaranties and sales contracts relating to the Property and the Collateral entered into by, or inuring to the benefit of, Mortgagor (the "Contracts").

      (B) Notwithstanding the provisions of subsection 1.07(A), so long as no Event of Default has occurred, and, subject to subsection 1.07(F)and Article III, Mortgagor shall have a license to manage the Property; to collect, receive and use all Rents and Profits in accordance with the terms of the Leases; to let the Property subject to the terms hereof and to take all actions which a reasonable and prudent landlord would take in enforcing the provisions of the Leases and Contracts; provided, however, that all amounts so collected shall be applied toward operating expenses, real estate taxes and insurance relating to the Property, capital repair items necessary to the operation of the Property, and the payment of sums due and owing under the Note and this Mortgage. From and after the occurrence of an Event of Default (whether or not Mortgagee shall have exercised Mortgagee's option to declare the Note immediately due and payable), such license shall be automatically revoked without any action required by Mortgagee. Any amounts received by Mortgagor or its agents in the performance of any acts prohibited by the terms of this Mortgage, including but not limited to any amounts received in connection with any cancellation, modification or amendment of any of the Leases prohibited by the terms of this Mortgage and any amounts received by Mortgagor as rents, income, issues or profits from the Property from and after the occurrence of an Event of Default under this Mortgage, the Note, or any of the other Related Agreements, shall be held by Mortgagor as trustee for Mortgagee and all such amounts shall be accounted for to Mortgagee and shall not be commingled with other funds of the Mortgagor. Any person acquiring or receiving all or any portion of such trust funds shall acquire or receive the same in trust for Mortgagee as if such person had actual or constructive notice that such funds were impressed with a trust in accordance herewith.

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

      (C) Upon the occurrence of an Event of Default, the Mortgagee shall have the right but not the obligation to perform as landlord under the Leases and as a party under the Contracts. The assignment of Rents and Profits set forth herein constitutes an irrevocable direction and authorization to all tenants under the Leases to pay all Rents and Profits to Mortgagee upon demand and without further consent or other action by Mortgagor. Mortgagor irrevocably appoints Mortgagee its true and lawful attorney, at the option of Mortgagee at any time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in the name of Mortgagor or in the name of Mortgagee, for all such Rents and Profits and apply the same to the indebtedness secured by this Mortgage.

      (D) Neither the foregoing assignment of Rents and Profits, Leases and Contracts to Mortgagee nor the exercise by Mortgagee of any of its rights or remedies under Article III shall be deemed to make Mortgagee a "mortgagee-in-possession" or otherwise liable in any manner with respect to the Property, unless Mortgagee, in person or by agent, assumes actual possession thereof. Nor shall appointment of a receiver for the Property by any court at the request of Mortgagee or by agreement with Mortgagor, or the entering into possession of the Property by such receiver, be deemed to make Mortgagee a "mortgagee-in-possession" or otherwise liable in any manner with respect to the Property.

      (E) In the event Mortgagee collects and receives any Rents and Profits under this section 1.07 pursuant to any Monetary or Performance Default as defined in section 2.01 hereof, such collection or receipt shall in no way constitute a curing of the Monetary or Performance Default.

      (F)  Mortgagor shall not, without the prior written consent of Mortgagee,
(i) enter into any lease, extend or renew any Lease (other than extensions or renewals in accordance with the terms of a lease approved by Mortgagee), or consent to or permit the assignment or subletting of any Leases (other than assignments or subleases in accordance with the terms of a lease approved by Mortgagee), or amend or terminate any Lease; (ii) alter, modify, change or terminate the terms of any guaranties of any Leases; (iii) create or permit any lien or encumbrance which, upon foreclosure, would be superior to any such Leases or in any other manner impair Mortgagee's rights and interest with respect to the Rents and Profits; (iv) pledge, transfer, mortgage or otherwise encumber or assign the Leases, the Contracts or the Rents and Profits; or (v) collect rents more than 30 days prior to their due date. Notwithstanding the foregoing, so long as no Event of Default has occurred hereunder, Mortgagor may enter into Leases, extend or renew Leases, and permit the assignment or sublease of Leases which demise 10,000 rentable square feet or less for a term of five
(5) years or less ("Non-material Leases"), provided they are on rental rates, including rental concessions, at least equal to that charged for comparable properties within the Property's submarket area, have been negotiated at arm's length, and do not contain material modifications to the form of lease previously approved by Mortgagee. Mortgagor may also amend Non-material Leases without Mortgagee's prior written consent if, in Mortgagor's prudent business judgment, such amendments are necessary and do not impair the value of the Property. Mortgagee will not unreasonably withhold, condition or delay its consent to any lease submitted to it for approval. Any lease submitted for Mortgagee's consent which includes a right of first refusal for the Property or an option to purchase the Property shall, at Mortgagee's option, be accompanied by a Subordination, Nondisturbance and Attornment Agreement in Mortgagee's then current form.

      (G) Mortgagor shall promptly give notice to Mortgagee of any default under any of the Leases meeting the criteria of a lease for which Mortgagee's consent would have been required pursuant to paragraph 1.07(F) regardless of whether such Leases were executed before or after the date of this Mortgage, together with a complete copy of any notices delivered to or by the tenant as a result of such default. Mortgagee shall have the right, but not the obligation, to cure any default of Mortgagor under any of the Leases and all amounts disbursed in connection with said cure shall be deemed to be indebtedness secured hereby.

      (H) Mortgagee shall have the right to reasonably approve any lease forms used by Mortgagor for lease of space in the Property.

      (I)  Mortgagor hereby represents, warrants and agrees that:

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

           (1) Mortgagor has the right, power and capacity to make this assignment and that no person, firm or corporation or other entity other than Mortgagor has or will have any right, title or interest in or to the Leases or the Rents and Profits.

           (2) Mortgagor shall, at its sole cost and expense, perform and discharge all of the obligations and undertakings of the landlord under the Leases. Mortgagor shall enforce the performance of each obligation of the tenants under the Leases and will appear in and prosecute or defend any action connected with the Leases or the obligations of the tenants thereunder; in each case utilizing Mortgagor's prudent business judgement.

      (J) Mortgagee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under the Leases or under or by reason of this assignment. Mortgagor shall and does hereby agree to indemnify Mortgagee for and to defend and hold Mortgagee harmless from any and all liability, loss or damage which Mortgagee may or might incur under the Leases or under or by reason of this assignment, and from any and all claims whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on Mortgagee's part to perform or discharge any of the terms, covenants or agreements contained in the Leases, except for claims due solely to Mortgagee's gross negligence or willful misconduct. Should Mortgagee incur any liability, loss or damage under the Leases or under or by reason of this assignment, or in the defense of any of such claims or demands, except for claims due solely to Mortgagee's gross negligence or willful misconduct the amount thereof, including costs, expenses and attorneys' fees, shall be secured by this Mortgage; and Mortgagor shall reimburse Mortgagee therefor immediately upon demand, and upon failure of Mortgagor to do so, Mortgagee may declare all sums so secured to be immediately due and payable.
      (K) Mortgagee may take or release other security, may release any party primarily or secondarily liable for any indebtedness secured hereby, may grant extensions, renewals or indulgences with respect to such indebtedness, and may apply any other security therefor held by it to the satisfaction of such indebtedness, without prejudice to any of its rights hereunder.

      (L) Nothing herein contained and no act done or omitted by Mortgagee pursuant to the powers and rights granted it herein shall be deemed to be a waiver by Mortgagee of its other rights and remedies under the Note and this Mortgage, and this assignment is made and accepted without prejudice to any of the other rights and remedies possessed by Mortgagee under the terms thereof. The right of Mortgagee to collect said indebtedness and to enforce any other security therefor held by it may be exercised by Mortgagee either prior to, simultaneously with, or subsequent to any action taken by it hereunder. It is the intent of both Mortgagor and Mortgagee that this assignment be supplementary to, and not in substitution or derogation of, any other provision contained in this Mortgage giving Mortgagee any interest in or rights with respect to the Leases or Rents and Profits.

      (M) Neither this assignment nor pursuit of any remedy hereunder by Mortgagee shall cause or constitute a merger of the interests of the tenant and the Mortgagor under any of the Leases such that any of the Leases hereby assigned are no longer valid and binding legal obligations of the parties executing the same.

      (N) Mortgagor agrees, from time to time, to execute and deliver, upon demand, all assignments and any and all other writings as Mortgagee may reasonably deem necessary or desirable to carry out the purpose and intent hereof, or to enable Mortgagee to enforce any right or rights hereunder.

1.08 DUE ON SALE OR ENCUMBRANCE Neither Mortgagor nor any principal of Mortgagor shall, without the prior written consent of Mortgagee: (i) create, effect, consent to, suffer to exist, assume, incur, permit (voluntarily or involuntarily, by operation of law or otherwise) any direct or indirect conveyance, sale, assignment, transfer, grant, lien, pledge, mortgage, security interest or other encumbrance or disposition (each of the foregoing defined as "Transfer") of the Property or an interest therein; (ii) be divested of its title to the Property or any interest therein; (iii) enter into a contract to sell or grant any option to purchase that upon execution transfers possession or equitable title to the Property or any portion thereof prior to the payment of the Note in accordance with its terms; (iv) enter into any lease giving the tenant any option to purchase the Property or any portion thereof; (v) permit or suffer any Transfer of any direct or indirect ownership interest in the Mortgagor or any indemnitor or guarantor under this Mortgage or any Related Agreement; (vi) permit or suffer any Transfer of any ownership interest in any direct or indirect owner of a legal or beneficial interest in the Mortgagor (including, without limitation its partners, members, trustees, beneficiaries or shareholders); (vii) permit the merger, dissolution, liquidation, or consolidation of the Mortgagor or any of the direct or indirect owners of Mortgagor or the conversion of one type of legal entity into

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

another type of legal entity. Except as expressly consented to in writing by Mortgagee, Mortgagor shall not incur any additional indebtedness (secured or unsecured, direct or contingent) other than unsecured debt or trade payables incurred in the ordinary course of business in connection with the operation of the Property. Upon the occurrence of any of the prohibited actions specified herein, then Mortgagee shall have the right, at its option, to declare the indebtedness secured by this Mortgage immediately due and payable, irrespective of the maturity date specified in the Note.

1.09 PRESERVATION AND MAINTENANCE OF PROPERTY Mortgagor shall hire competent and responsible property managers who shall be reasonably acceptable to Mortgagee. Mortgagor, at its sole cost and expense, shall keep the Property and every part thereof in good condition and repair, in such a fashion that the value and utility of the Property will not be diminished and shall promptly and faithfully comply with and obey all laws, ordinances, rules, regulations, requirements and orders of every duly constituted governmental authority or agent having jurisdiction with respect to the Property. All repairs, replacements and renewals shall be at least equal in quality to the original Improvements. Mortgagor shall not permit or commit any waste, impairment, or deterioration of the Property, nor commit, suffer or permit any act upon or use of the Property in violation of law or applicable order of any governmental authority, whether now existing or hereafter enacted, or in violation of any covenants, conditions or restrictions affecting the Property or bring or keep any article in the Property or cause or permit any condition to exist thereon which would be prohibited by or invalidate the insurance coverage required to be maintained hereunder. Mortgagor shall promptly bond or discharge any mechanics' liens against the Property.

1.10 USE OF PROPERTY Except as may have been previously agreed in writing by Mortgagee, Mortgagor shall continue to operate the Property for the purposes for which it was used on the date hereof and for no other purpose. Mortgagor shall not make or suffer any improper or offensive use of the Property or any part thereof and will not use or permit to be used any part of the Property for any dangerous, noxious, offensive or unlawful trade or business or for any purpose which will reduce the value of the Property in any respect or will cause the Property or any part thereof or interest therein to be subject to forfeiture. Mortgagor at its expense will promptly comply with all rights of way or use, privileges, franchises, servitudes, licenses, easements, tenements, hereditaments and appurtenances forming a part of the Property and all instruments relating to or evidencing the same, in each case, to the extent compliance therewith is required of Mortgagor under the terms thereof. Mortgagor will not take any action which results in a forfeiture or termination of the rights afforded to Mortgagor under any such instruments and will not, without the prior written consent of Mortgagee, amend in any material respect any of such instruments. Mortgagor shall at all times comply with all laws affecting the Property and comply with any instruments of record at the time in force affecting the Property or any part thereof and shall procure, maintain and comply with all permits, licenses, and other authorizations required for any use of the Property or any part thereof then being made, and for the proper erection, installation, operation and maintenance of the Improvements or any part thereof. Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. In furtherance of the foregoing sentence, Mortgagor will not, by act or omission: (i) impair the integrity of the Property as a single zoning lot separate and apart from all other premises; or (ii) permit or suffer to permit the Property to be used by the public or any party in such manner as might make possible a claim of adverse usage or possession or any implied dedication or easement. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Mortgagor will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Mortgagee.

1.11  ALTERATIONS AND ADDITIONS Mortgagor shall not cause, suffer or permit:

      A. Without Mortgagee's consent which shall not be unreasonably withheld or delayed, any material alterations of the Property except (i) as required by any law, statute, ordinance, order, rule, regulation, decree or other requirement of the United States, the applicable state or county in which the Property is located or any political subdivision of any of the foregoing, or any agency, department, commission, board, court, bureau or instrumentality of any of them ("Governmental Authority") or by any condition of any approval, consent, registration, franchise, permit, license, variance, certificate of occupancy or other authorization with regard to zoning, landmark, ecological, environmental, air quality, subdivision, planning, building or land use required by any Governmental Authority for the construction, lawful occupancy and operation of the Property and the actual and contemplated uses thereof, or

(ii) as permitted or required to be made by the terms of any Leases approved by Mortgagee (with respect to work in any space demised thereunder);

      B.   Any demolition or removal of any portion of the Property;

      C.   Any change which would increase the risk of fire or other hazard;

      D.   Any zoning reclassification with respect to the Property; or

      E.   Any unlawful use of, or nuisance to exist upon, the Property.

As used herein, the term "material alteration" shall mean any alteration, improvement or replacement (i) the cost of which (including any related alteration, improvement or replacement) shall exceed two percent (2%) of the principal amount of the indebtedness secured by this Mortgage (excluding tenant improvement work pursuant to Leases), or (ii) which materially and adversely affects the mechanical, electrical, heating, ventilating, air-conditioning or other building or operating systems of any of the Improvements, or materially affects the cost of operation or maintenance of any such building or operating systems, affects the structure or structural soundness of any of the Improvements, or the exterior or appearance of the Property, or otherwise has a material adverse effect on the Property including the use and/or value thereof.

1.12 OFFSET CERTIFICATES Mortgagor, within five (5) business days following written notice, shall furnish a written statement duly acknowledged and notarized, of all amounts due on any indebtedness secured hereby or secured by any of the Related Agreements, whether for principal or interest on the Note or otherwise, and stating whether, to the best of Mortgagor's knowledge, any offsets or defenses exist against the indebtedness secured hereby and covering such other matters with respect to any such indebtedness as Mortgagee may reasonably require.

1.13 REIT COVENANTS Mortgagor's general partner, Great Lakes REIT, a Maryland real estate investment trust ("Great Lakes REIT") is a real estate investment trust ("REIT") for federal income tax purposes. Mortgagor covenants that Great Lakes REIT: (i) shall maintain such status as a REIT at all times during the term of the loan evidenced by the Note; (ii) Mortgagor shall, upon request, deliver to Mortgagee such information or evidence as Mortgagee may require from time to time concerning Great Lakes REIT's REIT status; and (iii) Mortgagor shall immediately notify Mortgagee in writing if Great Lakes REIT loses its REIT status for federal income tax purposes.

Further, with regard to Great Lakes REIT's status as a REIT, at Mortgagee's election, a breach of any of the following covenants with respect to Mortgagor or Great Lakes REIT, if such breach shall continue for thirty (30) days or more following written notice to Mortgagor from Mortgagee of the breach, shall constitute an Event of Default under this Mortgage:

(i) Mortgagor shall limit its business to development, construction, management and acquisition of commercial real estate properties, and shall otherwise conform its real estate development, construction, acquisition and management activities in accordance with the statement of policies effective as of the date of this Mortgage, adopted by Mortgagor and/or the trustees or directors of Great Lakes REIT, a copy of which has been delivered to Mortgagee.

(ii) Mortgagor covenants that Mortgagor's "Maximum Adjusted Leverage", being the ratio of "Consolidated Total Indebtedness" to "Consolidated Assets", shall not be greater than sixty-five percent (65%) at any time.

As used herein, the term "Consolidated Total Indebtedness" means total liabilities as indicated on the quarterly consolidated financial statements of Great Lakes REIT (which includes the accounts of Mortgagee).

As used herein, "Gross Asset Value" equals EBITDA for the most recent quarter as calculated from the consolidated financial statements of Great Lakes REIT multiplied by four. This result is then divided by .0975.

As used herein, "Consolidated Assets" equals Gross Asset Value plus cash and cash equivalents as listed on the consolidated balance sheet of Great Lakes REIT.

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1.14  PROTECTION OF SECURITY; COSTS AND EXPENSES

      A. In addition to any other rights or remedies of Mortgagee hereunder, under any of the Related Agreements, or in law or in equity, upon the occurrence and during the continuance of an Event of Default (or prior thereto after notice to Mortgagor, when possible, if Mortgagor is not paying or performing the act itself and Mortgagee determines in its sole good faith judgment that the same is appropriate to preserve the Property or the lien of this Mortgage or any other collateral securing the indebtedness evidenced by the Note, either before or after acceleration of the indebtedness) Mortgagee may, but shall not be required to, make any payment or perform any act required to be performed by Mortgagor hereunder or under any of the Related Agreements in any form and manner deemed expedient to Mortgagee, including, without limitation, if applicable: (i) paying any Impositions which remain unpaid; (ii) procuring the release, discharge, compromise or settlement of any lien filed or otherwise asserted against the Property which has not been discharged by Mortgagor in accordance with the provisions of this Mortgage or any of the Related Agreements; and (iii) obtaining insurance policies where insurance coverage was required to be obtained hereunder and the required evidence that Mortgagor had obtained the same has not been delivered to Mortgagee as required hereunder. Nothing herein shall be construed to require Mortgagee to advance or expend monies for any purpose mentioned herein, or for any other purpose.

      B. Mortgagor and its property manager, if applicable, shall appear in and defend any action or proceeding purporting to affect the security of this Mortgage or any additional or other security for the obligations secured hereby, or the rights or powers of the Mortgagee, and shall pay all costs and expenses actually incurred, including, without limitation, cost of evidence of title and actual attorneys' fees, in any such action or proceeding in which Mortgagee may appear, and in any suit brought by Mortgagee to foreclose this Mortgage or to enforce or establish any other rights or remedies of Mortgagee hereunder or under any other security for the obligations secured hereby. If Mortgagor fails to perform any of the covenants or agreements contained in this Mortgage, or if any action or proceeding is commenced which affects Mortgagee's interest in the Property or any part thereof, including, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, or to a decedent, then Mortgagee may, but without obligation to do so and without notice to or demand upon Mortgagor, perform such covenant or agreement and compromise any encumbrance, charge or lien which in the judgment of Mortgagee appears to be prior or superior hereto. Mortgagor shall further pay all expenses of Mortgagee actually incurred (including reasonable and actual fees and disbursements of counsel) incident to the protection or enforcement of the rights of Mortgagee hereunder, and enforcement or collection of payment of the Note or any Future Advance whether by judicial or nonjudicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Mortgagor, or otherwise.

      C. Mortgagor shall pay to Mortgagee, immediately upon written notice from Mortgagee: (i) all recordation, transfer, stamp, documentary or other fees or or taxes levied on Mortgagee (exclusive of Mortgagee's income taxes) by reason of the making or recording of the Note, this Mortgage or any Related Agreement; and (ii) all intangible property taxes levied upon any holder of the Note or Mortgagee under this Mortgage or secured party under the Related Agreements.

Any amounts disbursed by Mortgagee pursuant to this section including, without limitation, reasonable attorneys' fees, whether or not the indebtedness as a result thereof shall exceed the face amount of the Note, shall be additional indebtedness of Mortgagor secured by this Mortgage and each of the Related Agreements as of the date of disbursement shall become immediately due and payable on demand and shall bear interest at the Default Rate set forth in the Note, from demand until paid. All such amounts shall be payable by Mortgagor within fifteen (15) days following written request. Nothing contained in this section shall be construed to require Mortgagee to incur any expense, make any appearance, or take any other action.

1.15  MORTGAGOR'S COVENANTS RESPECTING COLLATERAL

           (A) Mortgagor shall execute and deliver financing and continuation statements covering the Collateral from time to time and in such form as Mortgagee may require to perfect and continue the perfection of

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Mortgagee's security interest with respect to such property, and Mortgagor shall pay all reasonable costs and expenses of any record searches for financing statements Mortgagee may reasonably require.

           (B) Without the prior written consent of Mortgagee, Mortgagor shall not create or suffer to be created any other security interest in the Collateral, including replacements and additions thereto.

           (C) Without the prior written consent of Mortgagee or except in the ordinary course of business, Mortgagor shall not sell, transfer or encumber any of the Collateral, or remove any of the Collateral from the Property unless Mortgagor shall promptly substitute and replace the property removed with similar property of at least equivalent value on which Mortgagee shall have a continuing security interest ranking at least equal in priority to Mortgagee's security interest in the property removed.

           (D) Mortgagor shall (i) upon reasonable notice (unless an emergency or Event of Default exists) permit Mortgagee and its representatives to enter upon the Property to inspect the Collateral and Mortgagor's books and records relating to the Collateral and make extracts therefrom and to arrange for verification of the amount of Collateral, under procedures acceptable to Mortgagee, directly with Mortgagor's debtors or otherwise at Mortgagor's expense; (ii) promptly notify Mortgagee of any attachment or other legal process levied against any of the Collateral and any information received by Mortgagor relative to the Collateral, Mortgagor's debtors or other persons obligated in connection therewith, which may in any way affect the value of the Collateral or the rights and remedies of Mortgagee in respect thereto; (iii) reimburse Mortgagee within fifteen (15) days following written request for any and all costs actually incurred, including, without limitation, reasonable and actual attorneys' and accountants' fees, and other expenses incurred in collecting any sums payable by Mortgagor under any obligation secured hereby, or in the checking, handling and collection of the Collateral and the preparation and enforcement of any agreement relating thereto; (iv) notify Mortgagee of each location at which the Collateral is or will be kept, other than for temporary processing, storage or similar purposes, and of any removal thereof to a new location, including, without limitation, each office of Mortgagor at which records relating to the Collateral are kept; (v) provide, maintain and deliver to Mortgagee originals or certified copies of the policies of insurance and certificates of insurance insuring the Collateral against loss or damage by such risks and in such amounts, form and by such companies as Mortgagee may require and with loss payable to Mortgagee, and in the event Mortgagee takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon shall at the option of Mortgagee become the sole property of Mortgagee; and (vi) do all acts necessary to maintain, preserve and protect all Collateral, keep all Collateral in good condition and repair and prevent any waste or unusual or unreasonable depreciation thereof.

           (E) Until Mortgagee exercises its right to collect proceeds of the Collateral pursuant hereto, Mortgagor will collect with diligence any and all proceeds of the Collateral. If an Event of Default exists, any proceeds received by Mortgagor shall be held in trust for Mortgagee, and Mortgagor shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Mortgagee and shall deliver to Mortgagee such collections at such time as Mortgagee may request in the identical form received, properly endorsed or assigned when required to enable Mortgagee to complete collection thereof.

           (F) Mortgagee shall have all of the rights and remedies granted to a secured party under the Uniform Commercial Code of the state in which the Collateral is located, as well as all other rights and remedies available at law or in equity. During the continuance of any Event of Default hereunder or under the Note, Mortgagee shall have the right to take possession of all or any part of the Collateral, to receive directly or through its agent(s) collections of proceeds of the Collateral (including notification of the persons obligated to make payments to Mortgagor in respect of the Collateral), to release persons liable on the Collateral and compromise disputes in connection therewith, to exercise all rights, powers and remedies which Mortgagor would have, but for the security agreement contained herein, to all of the Collateral and proceeds thereof, and to do all other acts and things and execute all documents in the name of Mortgagor or otherwise, deemed by Mortgagee as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.

           (G) After any Event of Default hereunder or under the Note, Mortgagor shall, at the request of Mortgagee, assemble and deliver the Collateral and books and records pertaining to the Property at a place designated by Mortgagee, and Mortgagee may, with reasonable notice to Mortgagor (unless an emergency exists), enter onto the Property and take possession of the Collateral. It is agreed that public or private sales, for cash or on

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credit to a wholesaler or retailer or investor, or user of collateral of the types subject to the security agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales. The proceeds of any sale of the Collateral shall be applied first to the expenses of Mortgagee actually incurred in retaking, holding, preparing for sale, or selling the Collateral or similar matters, including reasonable and actual attorneys' fees, and then, as Mortgagee shall solely determine.

1.16  COVENANTS REGARDING FINANCIAL STATEMENTS

      (A) Mortgagor shall keep true books of record and account in which full, true and correct entries in accordance with sound accounting practice and principles applied on a consistent basis from year to year shall be made of all dealings or transactions with respect to the Property.

      (B)  (1)  Mortgagor shall deliver to Mortgagee:

                (a) within ninety (90) days after the last day of each fiscal year of the Mortgagor during the term of the Note, unaudited annual financial reports prepared on an accrual basis, including balance sheets, income statements and cash flow statements covering the operation of the Property, the financial condition of Mortgagor, Mortgagor's general partners(s), shareholder(s), member(s) and such principals of the Mortgagor as Mortgagee may from time to time designate, for the previous fiscal year, all certified to Mortgagee to be complete, correct and accurate by the individual, managing general partner, manager or chief financial officer of the party whom the report concerns; and

                (b) if available, within thirty (30) days after receipt by Mortgagor, original annual audit reports of an independent certified public accountant prepared in accordance with generally accepted accounting principles containing an unqualified opinion, including balance sheets, income statements and cash flow statements covering the operation of the Property and the financial condition of the Mortgagor, Mortgagor's general partner(s), shareholder(s), member(s) and such principals of the Mortgagor as Mortgagee may from time to time designate, for the previous fiscal year;

           (2) If, in Mortgagee's reasonable opinion, the loan to value ratio is then seventy-five percent (75%) or greater, Mortgagor shall also deliver, within thirty (30) days of Mortgagee's request from time to time (but no more often than once in each fiscal quarter of the Mortgagor during the term of the
Note), unaudited financial reports prepared on an accrual basis, including balance sheets, income statements and cash flow statements covering the operation of the Property and the financial condition of the Mortgagor, Mortgagor's general partner(s), shareholder(s), member(s) and such principals of the Mortgagor as Mortgagee may from time to time request, for the previous fiscal quarter and a current rent roll of the Property, all certified to Mortgagee to be complete, correct and accurate by the individual, managing general partner or chief financial officer of the party whom the report concerns.

           (3) All reports shall include, without limitation, balance sheets and statements of income and of partner's equity, if applicable, setting forth in each case in comparative form the figures for the previous fiscal quarter or year, as the case may be. The interim quarterly reports shall also include a breakdown of all categories of revenues and expenses, and any supporting schedules and data requested by Mortgagee. Each set of annual or quarterly financial reports or quarterly rent rolls delivered to Mortgagee pursuant to this section 1.16 shall also be accompanied by a certificate of the chief financial officer or the managing general partner of Mortgagor, stating whether any condition or event exists or has existed during the period covered by the annual or quarterly reports which then constituted or now constitutes an Event of Default under the Note or this Mortgage, and if any such condition or event then existed or now exists, specifying its nature and period of existence and what Mortgagor did or proposes to do with respect to such condition or event.

      (C) In the event such statements are not in a form reasonably acceptable to Mortgagee or Mortgagor fails to furnish such statements and reports, then Mortgagee shall have the immediate and absolute right to audit the respective books and records of the Property and Mortgagor at the expense of Mortgagor.

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1.17  ENVIRONMENTAL COVENANTS      Mortgagor covenants:

      (A) That no Hazardous Materials (as defined below) shall be installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, in, on or under the Property other than Hazardous Materials in quantities and of types reasonably and customarily associated with general office use which have been and are stored, used and disposed of in compliance with Hazardous Material Laws (as defined below) and the presence of which do not require compliance with any reporting requirements under any Hazardous Material Laws;

      (B) That no activity shall be undertaken on the Property which would cause:

           (1) the Property to become a hazardous waste treatment, storage or disposal facility under any Hazardous Material Law,

           (2) a release or threatened release of Hazardous Material from the Property in violation of any Hazardous Material Law, or

           (3) the discharge of Hazardous Material into any watercourse, body of surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Material which would require a permit under any Hazardous Material Law and for which no such permit has been issued;

      (C) That no activity shall be undertaken or permitted to be undertaken, by the Mortgagor on the Property which would result in a violation under any Hazardous Material Law;

      (D) To obtain and deliver to Mortgagee, within a reasonable time following completion of actions required by an appropriate governmental agency, certifications of engineers or other professionals reasonably acceptable to Mortgagee, in form and substance satisfactory to Mortgagee, certifying that all necessary and required actions to clean up, remove, contain, prevent and eliminate all releases or threats of release of Hazardous Materials on or about the Property to the levels required by the appropriate governmental agencies have been taken and, to the knowledge of such professional, the Property is then in compliance with applicable Hazardous Material Laws as then in effect and applicable to such actions. For purposes of this Mortgage, "Hazardous Materials" means and includes asbestos or any substance containing asbestos, polychlorinated biphenyls, any explosives, radioactive materials, chemicals known or suspected to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions, infectious wastes, any petroleum or petroleum-derived waste or product or related materials and any items defined as hazardous, special or toxic materials, substances or waste under any Hazardous Material Law, or any material which shall be removed from the Property pursuant to any administrative order or enforcement proceeding or in order to place the Property in a condition that is suitable for ordinary use. For purposes of this Mortgage, "Hazardous Material Laws" means all federal, state and local laws (whether under common law, statute or otherwise), ordinances, rules, regulations and guidance documents now in force, as amended from time to time, in any way relating to or regulating human health or safety, industrial hygiene or environmental conditions, protection of the environment, pollution or contamination of the air, soil, surface water or groundwater, and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C.Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.Section 6901, et seq., the Clean Water Act, 33 U.S.C.Section 1251 et seq., the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1321 et seq., and the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.

1.18 FURTHER ASSURANCES Mortgagor, from time to time, will execute, acknowledge, subscribe and deliver to or at the direction of Mortgagee such reasonable documents and further assurances as Mortgagee may reasonably require for the purpose of evidencing, perfecting or confirming the lien and security interest created by this Mortgage or the security to be afforded by the Related Agreements, or both. Without limiting the foregoing and notwithstanding anything in this Mortgage or the Related Agreements to the contrary, Mortgagor will defend, indemnify and hold Mortgagee harmless with respect to any suit or proceeding in which the validity, enforceability or priority of any such lien or security interest, or both, is endangered or contested, directly or indirectly. If Mortgagor fails to undertake the defense of any such claim in a timely manner, or, in Mortgagee's sole

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determination, fails to prosecute such defense with due diligence, then
Mortgagee is authorized to take, at the sole expense of Mortgagor, all necessary and proper action in defense of any such claim, including, without limitation, the retention of legal counsel, the prosecution or defense of litigation and the compromise or discharge of claims, including payment of all reasonable costs and attorneys' and paralegals' fees. All costs, expenses and losses, if any, so incurred by Mortgagee, including all attorneys' and paralegals' fees, regardless of whether suit is brought, for all administrative, trial and appellate proceedings, if any, will constitute advances by Mortgagee as provided in section 1.14 hereinabove.

1.19 MORTGAGOR'S CONTINUED EXISTENCE Mortgagor, as constituted from time to time, shall at all times during the term of the Loan maintain its legal existence and qualification to do or transact business in the state in which the Property or any of the Collateral is located.

ARTICLE II

EVENTS OF DEFAULT

Each of the following shall constitute an event of default ("Event of Default") hereunder:

2.01  MONETARY AND PERFORMANCE DEFAULTS

      (A) Failure to make any payment due under the Note or any note evidencing a Future Advance, other than the final payment and Prepayment Premium, or to make any payment due under this Mortgage to Mortgagee or any other party, including without limitation, payment of escrow deposits, real estate taxes, insurance premiums and ground rents, if any, on or before the fifth day after such payment is due; or

      (B) Failure to make the final payment or the Prepayment Premium due under the Note or any note evidencing a Future Advance when such payment is due whether at maturity, by reason of acceleration, as part of a prepayment or otherwise (the defaults in (A) and (B) hereinafter "Monetary Default"); or

      (C)  Breach or default in any of the covenants or agreements contained in
Section 1.13 of this Mortgage; or

      (D) Breach or default in the performance of any of the other covenants or agreements of Mortgagor contained herein or in any Related Agreement ("Performance Default"), if such Performance Default shall continue for fifteen
(15) days or more after written notice to Mortgagor from Mortgagee specifying the nature of the Performance Default; provided, however, that if such Performance Default is of a nature that it cannot be cured within the fifteen
(15) day period, then Mortgagor shall not be in default if it commences good faith efforts to cure the Performance Default within the fifteen (15) day period, demonstrates continuous diligent efforts to cure the Performance Default in a manner satisfactory to Mortgagee and, within a reasonable period, not to exceed 180 days after original written notice of the Performance Default, completes the cure of such Performance Default. Notwithstanding the foregoing, if the breach or default is one which is defined as an Event of Default elsewhere in this Article II or in the default definition of any Related Agreement, then Mortgagor shall not be entitled to any notice or cure period upon the occurrence of such breach or default except for such notice and cure periods, if any, as may be expressly granted in such other defined Event of Default.

2.02  BANKRUPTCY, INSOLVENCY, DISSOLUTION

      (A) Any court of competent jurisdiction shall sign an order (i) adjudicating Mortgagor, or any person, partnership or corporation holding an ownership interest in Mortgagor or in any partnership or limited liability company comprising Mortgagor, or any guarantor (which term when used in this Mortgage shall mean guarantor of payment of the indebtedness) bankrupt or insolvent, (ii) appointing a receiver, trustee or liquidator of the Property or of a substantial part of the property of Mortgagor, or any person, partnership, limited liability company or corporation holding an ownership interest in Mortgagor, or in any partnership comprising Mortgagor, or any guarantor, or
(iii) approving a petition for, or effecting an arrangement in bankruptcy, or any other judicial modification or alteration of the rights of Mortgagee or of other creditors of Mortgagor, or any person, partnership, limited liability company or corporation holding an ownership interest in Mortgagor, or in any partnership or limited liability company comprising Mortgagor or any guarantor; or

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      (B)  Mortgagor, any person, partnership, limited liability company or corporation holding an ownership interest in Mortgagor or in any partnership comprising Mortgagor, shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator for it or for any of its property, (ii) as debtor, file a voluntary petition in bankruptcy, or petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under such law, (iii) admit in writing an inability to pay its debts as they mature, or (iv) make a general assignment for the benefit of creditors; or

      (C) An involuntary petition in bankruptcy is filed against Mortgagor, or any person, partnership, limited liability company or corporation holding an ownership interest in Mortgagor or in any partnership or limited liability company comprising Mortgagor and the same is not vacated or stayed within thirty
(30) days of the filing date.

2.03 MISREPRESENTATION Mortgagor makes or furnishes a representation, warranty, statement, certificate, schedule and/or report to Mortgagee in or pursuant to this Mortgage or any of the Related Agreements which is false or misleading in any material respect as of the date made or furnished and is not corrected within ten (10) days following written notice from Mortgagee to Mortgagor.

2.04 DEFAULT UNDER SUBORDINATE LOANS An occurrence of a default under any loan subordinate to this Mortgage which is not an independent default under this Mortgage which results in the commencement of foreclosure proceedings or the taking of any other remedial action under such subordinate loan.

2.05 BREACH OF DUE ON SALE OR ENCUMBRANCE PROVISION Any occurrence of a prohibited Transfer under section 1.08 hereof.

ARTICLE III

REMEDIES

Upon the occurrence of any Event of Default, Mortgagee shall have the following rights and remedies set forth in sections 3.01 through 3.08:

3.01 ACCELERATION Notwithstanding the stated maturity date in the Note, or any note evidencing any Future Advance, Mortgagee may without notice or demand, declare the entire principal amount of the Note and/or any Future Advances then outstanding and accrued and unpaid interest thereon, and all other sums or payments required thereunder including, but not limited to the Prepayment Premium described in the Note, to be due and payable immediately.

3.02 ENTRY; APPOINTMENT OF A RECEIVER Irrespective of whether Mortgagee exercises the option provided in section 3.01 above, Mortgagee in person or by agent or by court-appointed receiver may, at its option, without any action on its part being required, without in any way waiving such Event of Default, with or without the appointment of a receiver, or an application therefor:

      (A) Take possession of the Property and conduct tests of, manage or hire a manager to manage, lease and operate the Property or any part thereof, on such terms and for such period of time as Mortgagee may deem proper, with full power to make, from time to time, all alterations, renovations, repairs or replacements thereto as may seem proper to Mortgagee;

      (B) With or without taking possession of the Property, collect and receive all Rents and Profits, notify tenants under the Leases or any other parties in possession of the Property to pay Rents and Profits directly to Mortgagee, its agent or a court-appointed receiver and apply such Rents and Profits to the payment of:

                                       39
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           (1)  all costs and expenses incident to taking and retaining possession of the Property (including the cost of any receivership), management and operation of the Property, keeping the Property properly insured and all alterations, renovations, repairs and replacements to the Property;

           (2) all taxes, charges, claims, assessments, and any other liens which may be prior in lien or payment to this Mortgage or the Note, and premiums for insurance, with interest on all such items; and

           (3) the indebtedness secured hereby together with all costs and attorney's fees, in such order or priority as to any of such items as Mortgagee in its sole discretion may determine, any statute, law, custom or use to the contrary notwithstanding;

      (C)  Exclude Mortgagor, its agents and servants, wholly from the Property;

      (D) Have joint access with Mortgagor to the books, papers and accounts of Mortgagor relating to the Property, at the expense of Mortgagor;

      (E) Commence, appear in and/or defend any action or proceedings purporting to affect the interests, rights, powers and/or duties of Mortgagee hereunder, whether brought by or against Mortgagor or Mortgagee; and

      (F) Pay, purchase, contest or compromise any claim, debt, lien, charge or encumbrance which in the judgment of Mortgagee may affect or appear to affect the interest of Mortgagee or the rights, powers and/or duties of Mortgagee hereunder.

Mortgagee, as a matter of right without notice to Mortgagor or anyone claiming under it and without regard to the then value of the Property or the interest of Mortgagor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers to take charge of the Property or any portion thereof. Any such receiver or receivers shall have all of the usual and customary powers and duties of receivers in like or similar cases and all of the powers and duties of Mortgagee in case of entry as provided hereinabove, including without limitation, the right to collect and receive Rents and Profits. All such Rents and Profits paid to Mortgagee or collected by such receiver shall be applied as provided for in subparagraph 3.02(B) above. Mortgagor for itself and any subsequent owner of the Property hereby waives any and all defenses to the application for such receiver and hereby irrevocably consents to such appointment without notice of any application therefore.

The receipt by Mortgagee of any Rents and Profits pursuant to this Mortgage after the institution of foreclosure or other proceedings under the Mortgage shall not cure any such Event of Default or affect such proceedings or any sale pursuant thereto. After deducting the expenses and amounts set forth above in this section 3.02, as well as just and reasonable compensation for all Mortgagee's employees and other agents (including, without limitation, reasonable and actual attorneys' fees and management and rental commissions) engaged and employed, the moneys remaining, at the option of Mortgagee, may be applied to the indebtedness secured hereby. Whenever all amounts due on the Note and under this Mortgage shall have been paid and all Events of Default have been cured and any such cure has been accepted by Mortgagee, Mortgagee shall surrender possession to Mortgagor. The same right of entry, however, shall exist if any subsequent Event of Default shall occur; provided, however, Mortgagee shall not be under any obligation to make any of the payments or do any of the acts referred to in this section 3.02.

In addition to any provision of this Mortgage authorizing Mortgagee to take or be placed in possession of the Property, or for the appointment of a receiver, Mortgagee shall have the right, in accordance with Sections 5/15-1701 and 5/15-1702 of the Act, to be placed in possession of the Property or at its request to have a receiver appointed, and such receiver, or Mortgagee, if and when placed in possession, shall have, in addition to any other powers provided in this Mortgage, all rights, powers, immunities, and duties as provided for in Sections 5/15-1701 and 5/15-1703 of the Act.

3.03 JUDICIAL ACTION Mortgagee may bring an action in any court of competent jurisdiction to foreclose this Mortgage or to enforce any of the covenants and agreements hereof. The Property may be foreclosed in parts or as an entirety.

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3.04  FORECLOSURE Mortgagee may institute an action of mortgage foreclosure against the Property, or take such other action at law or in equity for the enforcement of this Mortgage and realization on the Property or any other security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the principal debt and any prepayment premium, with interest thereon at the rate stipulated in the Note to the date of default, and thereafter at the Default Rate specified in the Note, together with all other sums due by Mortgagor in accordance with the provisions of the Note and this Mortgage, including any sums which may have been advanced or loaned by Mortgagee to Mortgagor after the date of this Mortgage, including Future Advances, and all sums which may have been advanced by Mortgagee for taxes, water or sewer rents, charges or claims, payments on prior liens, insurance, utilities or repairs to the Property, all costs of suit, together with interest at the Default Rate on any judgment obtained by Mortgagee from and after the date of any sheriff or other judicial sale until actual payment is made of the full amount due Mortgagee. In addition, as an alternative to the right of foreclosure for the full amount secured hereby after acceleration thereof, Mortgagee shall have the right, to the extent permitted by law, to institute partial foreclosure proceedings with respect to the portion of said indebtedness so in default, as if under a full foreclosure, and without declaring the entire secured indebtedness due, and provided that if foreclosure sale is made because of default of a part of the secured indebtedness, such sale may be made subject to the continuing lien of this Mortgage for the unmatured part of the secured indebtedness, and it is agreed that such sale pursuant to a partial foreclosure, if so made, shall not in any manner affect the unmatured part of the secured indebtedness, but as to such unmatured part, this Mortgage and the lien thereof shall remain in full force and effect just as though no foreclosure sale had been made under the provisions of this section. Notwithstanding the filing of any partial foreclosure or entry of a decree of sale therein, Mortgagee may elect at any time prior to a foreclosure sale pursuant to such decree, to discontinue such partial foreclosure and to accelerate the secured indebtedness by reason of any uncured default or defaults upon which such partial foreclosure was predicated or by reason of any other defaults, and proceed with full foreclosure proceedings. It is further agreed that several foreclosure sales may be made pursuant to partial foreclosures without exhausting the right of full or partial foreclosure sale for any unmatured part of the secured indebtedness, it being the purpose to provide for a partial foreclosure sale of the secured indebtedness without exhausting the power to foreclose and to sell the Property pursuant to any such partial foreclosure for any part of the secured indebtedness whether matured at the time or subsequently maturing, and without exhausting any right of acceleration and full foreclosure.

All advances, disbursements and expenditures made or incurred by Mortgagee before and during a foreclosure, and before and after judgment of foreclosure, and at any time prior to sale, and, where applicable, after sale, and during the pendency of any related proceedings, for the following purposes, in addition to those otherwise authorized by this Mortgage (collectively "Protective Advances"), shall be deemed secured by the lien of this Mortgage and shall have the same priority as the indebtedness evidenced by the Note, including as follows:

      (a) all advances by Mortgagee in accordance with the terms of this Mortgage to: (i) preserve, maintain, repair, restore or rebuild the improvements upon the Property; (ii) preserve the lien of the Mortgage or the priority thereof; or (iii) enforce this Mortgage, as referred to in Section 5/15-1302
(b)(5) of the Act;

      (b) payments by Mortgagee of: (i) principal, interest, or other obligations in accordance with the terms of any senior mortgage or other prior lien or encumbrance; (ii) real estate taxes and assessments, general and special and all other taxes and assessments of any kind or nature whatsoever which are assessed or imposed upon the Property or any part thereof; (iii) other obligations authorized by this Mortgage; or (iv) with court approval, any other amounts in connection with other liens, encumbrances or interests reasonably necessary to preserve the status of title as referred to in Section 5/15-1505 of the Act;

      (c) advances by Mortgagee in settlement or compromise of any claims asserted by claimants under senior mortgages or any other prior liens;

      (d) reasonable and actual attorneys' fees and other costs incurred: (i) in connection with the foreclosure of this Mortgage as referred to in Sections 5/15-1504(d)(2) and 5/15-1510 of the Act; (ii) in connection with any action, suit or proceeding brought by or against Mortgagee for the enforcement of this Mortgage or arising from the interest of Mortgagee hereunder; or (iii) in preparation for or in connection with the commencement, prosecution or defense of any other action related to the Mortgage or the Property;

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      (e)  Mortgagee's fees and costs, including reasonable and actual attorneys'fees, arising between the entry of judgment of foreclosure and the confirmation hearing as referred to in Section 5/15-1508(b)(1) of the Act;

      (f) expenses deductible from proceeds of sale as referred to in Sections 5/15-1512(a) and (b) of the Act; and

      (g) expenses incurred and expenditures made by Mortgagee for any one or more of the following: (i) if the Property or any portion thereof constitutes one or more units under a condominium declaration, assessments imposed upon the unit owner thereof; (ii) if Mortgagor's interest in the Property is a leasehold estate under a lease or sublease, rentals or other payments required to be made by the lessee under the terms of the lease or sublease; (iii) premiums for casualty and liability insurance paid by Mortgagee whether or not Mortgagee or a receiver is in possession, if reasonably required, in reasonable amounts, and all renewals thereof, without regard to the limitation to maintaining of existing insurance in effect at the time any receiver or mortgagee takes possession of the Property imposed by Section 5/15-1704(c)(1) of the Act; (iv) repair or restoration of damage or destruction in excess of available insurance proceeds or condemnation awards; (v) payments deemed by Mortgagee to be required for the benefit of the Property or required to be made by the owner of the Property under any grant or declaration of easement, easement agreement, agreement with any adjoining land owners or instruments creating covenants or restrictions for the benefit of or affecting the Property; (vi) shared or common expense assessments payable to any association or corporation in which the owner of the Property is a member or in any way affecting the Property; (vii) if the loan secured hereby is a construction loan, costs incurred by Mortgagee for demolition, preparation for and completion of construction, as may be authorized by the applicable commitment, loan agreement or other agreement; and (viii) payments required to be paid by Mortgagor or Mortgagee pursuant to any lease or other agreement for occupancy of the Property.

All Protective Advances shall be so much additional indebtedness secured by this Mortgage, and shall become immediately due and payable without notice and with interest thereon from the date of the advances until paid at the rate of interest payable after default under the terms of the Note.

This Mortgage shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time this Mortgage is recorded pursuant to Section 5/15-1302(b)(5) of the Act.
All Protective Advances shall, except to the extent, if any, that any of the same is clearly contrary to or inconsistent with the provisions of the Act, apply to and be included in:

      (a) any determination of the amount of indebtedness secured by this Mortgage at any time;

      (b) the indebtedness found due and owing to the Mortgagee in the judgment of foreclosure and any subsequent supplemental judgments, orders, adjudications or findings by the court of any additional indebtedness become due after such entry of judgment, it being agreed that in any foreclosure judgment, the court may reserve jurisdiction for such purpose;

      (c) if right of redemption has not been waived by this Mortgage, computation of amounts required to redeem pursuant to Sections 5/15-1603(d)(2) and 5/15-1603(e) of the Act;

      (d)  determination of amounts deductible from sale proceeds pursuant to
Section 5/15-1512 of the Act;

      (e) application of income in the hands of any receiver or mortgagee in possession; and

      (f) computation of any deficiency judgment pursuant to Sections 5/15-1508(b)(2), 5/15-1508(e) and 5/15-1511 of the Act.

3.05 RESCISSION OF NOTICE OF DEFAULT Mortgagee, from time to time before sale or deed in lieu of foreclosure, may rescind any such notice of breach or default and of election to cause the Property to be sold by executing and delivering to a written notice of such rescission, which notice shall also constitute a cancellation of any prior declaration of default and demand for sale or such documents as may be required by the laws of the state in which the Property is located to effect such rescission. The exercise by Mortgagee of such right of rescission shall not constitute a waiver of any breach or Event of Default then existing or subsequently occurring, or impair the right of

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Mortgagee to execute and deliver other declarations of default and notices of breach or default, and of election to cause the Property to be sold to satisfy the obligations hereof, nor otherwise affect any provision, agreement, covenant or condition of the Note and/or of this Mortgage or any of the rights, obligations or remedies of the parties hereunder.

3.06 MORTGAGEE'S REMEDIES RESPECTING COLLATERAL Mortgagee may realize upon the Collateral, enforce and exercise all of the Mortgagor's rights, powers, privileges and remedies in respect of the Collateral, dispose of or otherwise deal with the Collateral in such order as Mortgagee may in its discretion determine, and exercise any and all other rights, powers, privileges and remedies afforded to a secured party under the laws of the state in which the Property is located as well as all other rights and remedies available at law or in equity.

3.07  PROCEEDS OF SALES The proceeds of any sale made under or by virtue of this
Article III, together with all other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this Article III or otherwise, shall be applied as follows:

      (A) To the payment of the costs, fees and expenses of sale and of any judicial proceedings wherein the same may be made, including the cost of evidence of title in connection with the sale and to the payment of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, together with interest on all advances made by Mortgagee at the interest rate applicable under the Note, but limited to any maximum rate permitted by law to be charged by Mortgagee;

      (B) To the payment of any and all sums expended by Mortgagee under the terms hereof, not then repaid, with accrued interest at the Default Rate set forth in the Note, and all other sums (except advances of principal and interest thereon) required to be paid by Mortgagor pursuant to any provisions of this Mortgage, or the Note, or any note evidencing any Future Advance, or any of the Related Agreements, including, without limitation, all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage or in connection with the enforcement thereof, together with interest thereon as herein provided; and

      (C) To the payment of the entire amount then due, owing or unpaid for principal and interest upon the Note, any notes evidencing any Future Advance, and any other obligation secured hereby, with interest on the unpaid principal at the rate set forth therein from the date of advancement thereof until the same is paid in full; and then

      (D) The remainder, if any, to the person or persons, including Mortgagor, legally entitled thereto.

3.08 CONDEMNATION AND INSURANCE PROCEEDS All Proceeds and any interest earned thereon shall be paid over either by the condemning authority, insurance company or escrow agent to Mortgagee and shall be applied first toward reimbursement of the costs and expenses of Mortgagee (including reasonable attorneys' fees), if any, in connection with the recovery of such Proceeds, and then shall be applied in the sole and absolute discretion of Mortgagee and without regard to the adequacy of its security under this Mortgage:

      (A) to the payment or prepayment of all or any portion of the Note including the Prepayment Premium described in the Note;

      (B) to the reimbursement of expenses incurred by Mortgagee in connection with the restoration of the Property; or

      (C) to the performance of any of the covenants contained in this Mortgage as Mortgagee may determine. Any prepayment of the Note or portion thereof pursuant to Mortgagee's election under this section shall be subject to the Prepayment Premium described in the Note.

3.09  WAIVER OF MARSHALLING, RIGHTS OF REDEMPTION, HOMESTEAD AND VALUATION

      (A) Mortgagor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Mortgage, hereby expressly waives and releases all rights to direct the order in which any of the Property shall be sold in the event of any sale or sales pursuant hereto

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and to have any of the Property and/or any other property now or hereafter constituting security for any of the indebtedness secured hereby marshalled upon any foreclosure of this Mortgage or of any other security for any of said indebtedness.

      (B) To the fullest extent permitted by law, Mortgagor, for itself and all who may at any time claim through or under it, hereby expressly waives, releases and renounces all rights of redemption from any foreclosure sale, all rights of homestead, exception, monitoring reinstatements, forbearance, appraisement, valuation, stay and all rights under any other laws which may be enacted extending the time for or otherwise affecting enforcement or collection of the Note, the debt evidenced thereby, or this Mortgage.

The foregoing waiver of right of redemption shall be deemed to have been made pursuant to Section 5/15-1601 of the Act; Mortgagor hereby acknowledging that the Property does not constitute agricultural real estate, as said term is defined in Section 5/15-1201 of the Act or residential real estate as defined in
Section 5/15-1219 of the Act.

3.10 REMEDIES CUMULATIVE No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Mortgagee to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any Event of Default or any acquiescence therein. Every power and remedy given by this Mortgage or Mortgagee may be exercised separately, successively or concurrently from time to time as often as may be deemed expedient by Mortgagee. If there exists additional security for the performance of the obligations secured hereby, Mortgagee, at its sole option, and without limiting or affecting any of its rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever rights and remedies it may have in connection with such other security or in such order as it may determine. Any application of any amounts or any portion thereof held by Mortgagee at any time as additional security or otherwise, to any indebtedness secured hereby shall not extend or postpone the due dates of any payments due from Mortgagor to Mortgagee hereunder or under the Note, any Future Advance, or under any of the Related Agreements, or change the amounts of any such payments or otherwise be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

3.11 NONRECOURSE Except as otherwise set forth in this section, the liability of Mortgagor and the general partners of Mortgagor, if any, under the Note, this Mortgage and the Related Agreements shall be limited to and satisfied from the Property and the proceeds thereof, the Rents and Profits and all other income arising therefrom, the other assets of Mortgagor arising out of the Property which are given as collateral for the Note, and any other collateral given in writing to Mortgagee as security for repayment of the Note (all of the foregoing collectively referred to as the "Loan Collateral"). Notwithstanding the preceding sentence:

      (A) Mortgagee may, in accordance with the terms of the Note, this Mortgage or any Related Agreement: (i) foreclose the lien of this Mortgage; (ii) take appropriate action to enforce the Note, this Mortgage and the Related Agreements to realize upon and/or protect the Loan Collateral; (iii) name Mortgagor as a party defendant in any action brought under the Note, this Mortgage or any Related Agreement so long as the exercise of any remedy is limited to the Loan Collateral; (iv) pursue all of its rights and remedies against any guarantor or surety or master tenant, whether or not such guarantor or surety or master tenant is a partner, member or other owner of Mortgagor; (v) pursue all of its rights and remedies against Mortgagor and the indemnitors under that certain Environmental Indemnity Agreement of even date herewith; or
(vi) pursue all of its rights and remedies against the Guarantor under the certain Payment Guaranty of even date herewith;

      (B) Mortgagee may seek damages or other monetary relief or any other remedy at law or in equity against Mortgagor, any general partner of Mortgagor and the indemnitors/guarantors under that certain Nonrecourse Carveout Guaranty of even date herewith ("Nonrecourse Guarantors") by reason of or in connection with (i) the failure of Mortgagor to pay to Mortgagee upon demand, all Rents and Profits of the Property to which Mortgagee is entitled pursuant to the Note, this Mortgage or the Related Agreements following an Event of Default; (ii) any waste of the Property or any willful act or omission by Mortgagor which damages or materially reduces the value of the Property; (iii) the failure to apply all Rents and Profits from the Property to the payment of operating expenses, real estate taxes, insurance, capital repair items, and the payment of sums due and owing under the Note, this Mortgage or the Related Agreements prior to any other expenditure or distribution by Mortgagor; (iv) the failure to

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account for and to turn over security deposits (and interest required by law or agreement to be paid thereon) or prepaid rents following the occurrence of an Event of Default under the Note, this Mortgage or any Related Agreement; (v) the failure to timely pay real estate taxes or any regular or special assessments affecting the Property; (vi) the failure to maintain casualty and liability insurance as required under this Mortgage or the Related Agreements or to apply Insurance Proceeds or Condemnation Proceeds relating to the Property or other collateral in the manner required under applicable provisions of the Note, this Mortgage or any Related Agreement; or (vii) any modification, termination or cancellation of any Lease of all or any portion of the Property without Mortgagee's prior written consent, if and to the extent such consent is required under this Mortgage or the Related Agreements and if and to the extent such modification, termination or cancellation has a material adverse affect on the value of the Property;

      (C) Mortgagor, any general partners of Mortgagor and the Nonrecourse Guarantors shall become personally liable for payment of the indebtedness evidenced by the Note and performance of all other obligations of Mortgagor under the Note, this Mortgage and the Related Agreements upon the occurrence of any of the following: (i) fraud or willful misrepresentation of a material fact by Mortgagor, any general partners of Mortgagor, or the Nonrecourse Guarantors in connection with the Note, this Mortgage or the Related Agreements or any request for any action or consent by Mortgagee; (ii) a Transfer of any interest in the Mortgagor or all or any portion of the Property or any interest therein in violation of the terms of the Note, this Mortgage or any Related Agreement; or (iii) the incurrence by Mortgagor of any indebtedness in violation of the terms of the Note, this Mortgage or any Related Agreement (whether secured or unsecured, direct or contingent), other than unsecured debt or routine payables incurred in the ordinary course of business in connection with the operation of the Property.

In addition, Mortgagor, any general partners of Mortgagor and the Nonrecourse Guarantors shall be responsible for any costs and expenses incurred by Mortgagee in connection with the collection of any amounts for which Mortgagor, its general partners, if any, and the Nonrecourse Guarantors are personally liable under this section, including attorneys' fees and expenses, court costs, filing fees, and all other costs and expenses incurred in connection therewith.

ARTICLE IV

MISCELLANEOUS

4.01 SEVERABILITY In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, but only to the extent that it is invalid, illegal or unenforceable.

4.02  CERTAIN CHARGES AND BROKERAGE FEES

      (A) Mortgagor agrees to pay Mortgagee for each written statement requested of Mortgagee as to the obligations secured hereby furnished at Mortgagor's request. Mortgagor further agrees to pay the charges of Mortgagee for any service rendered Mortgagor, or on its behalf, connected with this Mortgage or the indebtedness secured hereby, including, without limitation, the delivery to an escrow holder of a request for full or partial release or reconveyance of this Mortgage, transmittal to an escrow holder of moneys secured hereby, changing its records pertaining to this Mortgage and indebtedness secured hereby to show a new owner of the Property, and replacing an existing policy of insurance held hereunder with another such policy.

      (B) Mortgagor agrees to indemnify and hold Mortgagee harmless from any responsibility and/or liability for the payment of any commission charge or brokerage fees to anyone which may be payable in connection with the funding of the loan evidenced by the Note and this Mortgage or refinancing of any prior indebtedness, if applicable, based upon any action taken by Mortgagor. It is understood that any such commission charge or brokerage fees shall be paid directly by Mortgagor to the entitled parties.

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4.03  NOTICES

      (A) All notices expressly provided hereunder to be given by Mortgagee to Mortgagor and all notices, demands and other communications of any kind or nature whatever which Mortgagor may be required or may desire to give to or serve on Mortgagee shall be in writing and shall be (i) hand-delivered, effective upon receipt, (ii) sent by United States Express Mail or by private overnight courier, effective upon receipt, or (iii) served by certified mail, to the appropriate address set forth below, or at such other place as Mortgagor or Mortgagee as the case may be, may from time to time designate in writing by ten
(10) days prior written notice thereof. Any such notice or demand served by certified mail, return receipt requested, shall be deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served at its address stated below or at such other address of which said party shall have theretofore notified in writing, as provided above, the party giving such notice. Service of any such notice or demand so made shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of three (3) business days after the date of mailing, whichever is the earlier in time. Any notice required to be given by Mortgagee shall be equally effective if given by Mortgagee's agent, if any.

      (B) Mortgagor hereby requests that any notice, demand, request or other communication (including any notice of an Event of Default and notice of sale as may be required by law) desired to be given or required pursuant to the terms hereof be addressed to Mortgagor as follows:

                Great Lakes REIT, L.P.

                                       c/o Great Lakes REIT
                                       823 Commerce Drive
                                       Suite 300
                                       Oak Brook, Illinois 60523
                                       Attention: Chief Financial Officer

With a copy to:

                                       Great Lakes REIT
                                       823 Commerce Drive
                                       Suite 300
                                       Oak Brook, Illinois 60523
                                       Attention: General Counsel

All notices and other communications to Mortgagee shall be addressed as follows:

                Allstate Life Insurance Company
                Allstate Plaza South, Suite G5C
                                            3075 Sanders Road
                                            Northbrook, Illinois 60062
                                            Attention: Commercial Mortgage Loan
                                                       Servicing Manager

With a copy to:

                                            Allstate Insurance Company
                                            Investment Law Division
                                            Allstate Plaza South, Suite G5A
                                            3075 Sanders Road
                                            Northbrook, Illinois 60062

4.04  MORTGAGOR NOT RELEASED

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      (A)  Extension of the time for payment or modification of the terms of payment of any sums secured by this Mortgage granted by Mortgagee to any successor in interest of Mortgagor shall not operate to release, in any manner, the liability of Mortgagor. Mortgagee shall not be required to: commence proceedings against such successor or refuse to extend time for payment or otherwise modify the terms of payment of the sums secured by this Mortgage, by reason of any demand made by Mortgagor. Without affecting the liability of any person, including Mortgagor, but subject to the terms and provisions of section 3.11, for the payment of any indebtedness secured hereby, or the legal operation and effect of this Mortgage on the remainder of the Property for the full amount of any such indebtedness and liability unpaid, Mortgagee empowered as follows:
Mortgagee may from time to time and without notice (i) release any person liable for the payment of any of the indebtedness; (ii) extend the time or otherwise alter the terms of payment of any of the indebtedness; (iii) accept additional real or personal property of any kind as security therefor, whether evidenced by mortgages, security agreements or any other instruments of security; or (iv) alter, substitute or release any property securing the indebtedness.

      (B) Mortgagee may, at any time, and from time to time (i) consent to the making of any map or plan of the Property or any part thereof; (ii) join in granting any easement or creating any restriction thereon; (iii) join in any subordination or other agreement affecting this Mortgage or the legal operation and effect or charge hereof; or (iv) release or reconvey, without any warranty, all or part of the Property from the lien of this Mortgage.

4.05 INSPECTION Upon reasonable prior notice and subject to the rights of tenants under the Leases, Mortgagee may at any reasonable time make or cause to be made entry upon and make inspections, reappraisals, surveys, construction and environmental testing of the Property or any part thereof in person or by agent, and if Mortgagee has a reasonable basis to believe that Mortgagor is in breach of any covenant of this Mortgage in regard to the Property, the cost of any such inspection shall be borne by Mortgagor.

4.06 RELEASE OR RECONVEYANCE OR CANCELLATION Upon the payment in full of all sums secured by this Mortgage, Mortgagee shall release this Mortgage or reconvey the Property and shall surrender this Mortgage and all notes evidencing indebtedness secured by this Mortgage to Mortgagor. The duly recorded release or reconveyance of the Property shall constitute a reassignment of the Leases by Mortgagee to Mortgagor. Mortgagor shall pay all fees of Mortgagee and costs of recordation and any of Mortgagee's actual out of pocket costs in connection with the release, if any. The recitals in such release or reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof.

4.07 STATUTE OF LIMITATIONS Mortgagor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to any and all obligations secured by this Mortgage.

4.08 INTERPRETATION Wherever used in this Mortgage, unless the context otherwise indicates a contrary intent, or unless otherwise specifically provided herein, the word "Mortgagor" shall mean and include both Mortgagor and any subsequent owner or owners of the Property, and the word "Mortgagee" shall mean and include not only the original Mortgagee hereunder but also any future owner and holder, including pledgees, of the Note or other obligations secured hereby. In this Mortgage, the Note and the Related Agreements, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the neuter includes the feminine and/or masculine, and the singular number includes the plural. In this Mortgage, the Note and the Related Agreements, the use of the word "including" shall not be deemed to limit the generality of the term or clause to which it has reference, whether or not non-limiting language (such as "without limitation," or "but not limited to," or words of similar import) is used with reference thereto.

4.09 CAPTIONS The captions and headings of the Articles and sections of this Mortgage, the Note and the Related Agreements are for convenience only and are not to be used to interpret, define or limit the provisions hereof.

4.10 CONSENT The granting or withholding of consent by Mortgagee to any transaction as required by the terms hereof shall not be deemed a waiver of the right to require consent to future or successive transactions. Mortgagor covenants and agrees to reimburse Mortgagee promptly on demand for all legal and other expenses incurred by Mortgagee or its servicing agent in connection with all requests by Mortgagor for consent or approval under this

                                       47
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Mortgage, provided, however, Mortgagee will not charge for review of Leases submitted on the form lease most recently approved by Mortgagee.

4.11 DELEGATION TO SUBAGENTS Wherever a power of attorney is conferred upon Mortgagee hereunder, it is understood and agreed that such power is conferred with full power of substitution, and Mortgagee may elect in its sole discretion to exercise such power itself or to delegate such power, or any part thereof, to one or more subagents.

4.12 SUCCESSORS AND ASSIGNS All of the grants, obligations, covenants, agreements, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the heirs, administrators, executors, legal representatives, successors and assigns of Mortgagor (but this shall not permit any assignment prohibited hereby) and the successors, endorsees, transferees, successors and assigns of Mortgagee. In the event Mortgagor is composed of more than one party, the obligations, covenants, agreements, and warranties contained herein and in the Related Agreements as well as the obligations arising therefrom are and shall be joint and several as to each such party.

4.13 GOVERNING LAW THIS MORTGAGE AND THE RELATED AGREEMENTS ARE INTENDED TO BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED. MORTGAGOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY.

4.14  ILLINOIS MORTGAGE FORECLOSURE LAW

      (a) In the event that any provisions in this Mortgage shall be inconsistent with any provision of the Act, the provisions of the Act shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with Act.

      (b) If any provision of this Mortgage shall grant to Mortgagee any rights or remedies upon default of Mortgagor which are more limited than the rights that would otherwise be vested in Mortgagee under the Act in the absence of said provision, Mortgagee shall be vested with the rights granted in the Act to the full extent permitted by law.

4.15 CHANGES IN TAXATION If, after the date of this Mortgage, any law is passed by the state in which the Property is located or by any other governing entity, imposing upon Mortgagee any tax against the Property, or changing in any way the laws for the taxation of mortgages or deeds of trust or debts secured by mortgages or deeds of trust so that an additional or substitute tax is imposed on Mortgagee or the holder of the Note, Mortgagor shall reimburse Mortgagee for the amount of such taxes immediately upon receipt of written notice from Mortgagee. Provided, however, that such requirement of payment shall be ineffective if Mortgagor is permitted by law to pay the whole of such tax in addition to all other payments required hereunder, without any penalty or charge thereby accruing to Mortgagee and if Mortgagor in fact pays such tax prior to the date upon which payment is required by such notice.

4.16 MAXIMUM INTEREST RATE No provision of this Mortgage or of the Note or of any note evidencing a Future Advance shall require the payment or permit the collection of interest in excess of the maximum non-usurious rate permitted by applicable law. In the event such interest does exceed the maximum legal rate, it shall be canceled automatically to the extent that such interest exceeds the maximum legal rate and if theretofore paid, credited on the principal amount of the Note or, if the Note has been prepaid, then such excess shall be rebated to Mortgagor.

4.17 TIME OF ESSENCE Time is of the essence of the obligations of Mortgagor in this Mortgage and Related Agreements and each and every term, covenant and condition made herein or therein by or applicable to Mortgagor.

4.18 REPRODUCTION OF DOCUMENTS This Mortgage and all documents relating thereto, specifically excluding the Note but including, without limitation, consents, waivers and modifications which may hereafter be executed, financial and operating statements, certificates and other information previously or hereafter furnished to Mortgagee, may be reproduced by Mortgagee by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and Mortgagee may destroy any original document ("Master") so reproduced. Mortgagor agrees and stipulates that any such reproduction is an original and shall be admissible in evidence as the Master in

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any judicial or administrative proceeding (whether or not the Master is in existence and whether or not such reproduction was made or preserved by Mortgagee in the regular course of business) and any enlargement, facsimile or further reproduction of such a reproduction shall be no less admissible.

4.19 NO ORAL MODIFICATIONS This Mortgage may not be amended or modified orally, but only by an agreement in writing signed by the party against whom enforcement of any amendment or modification is sought.

4.20 MAXIMUM AMOUNT SECURED Notwithstanding any other provision of this Mortgage, in no event shall this Mortgage secure more than Twelve Million Five Hundred Thousand Dollars ($12,500,000).

4.21 ILLINOIS COLLATERAL PROTECTION ACT THIS IS A NOTICE GIVEN PURSUANT TO THE ILLINOIS COLLATERAL PROTECTION ACT 815 ILCS Section 180/1 ET SEQ:
Unless you provide us with evidence of the insurance coverage required by your agreement with us, we may purchase insurance at your expense to protect our interest in your collateral. This insurance may, but need not, protect your interests. The coverage that we purchase may not pay any claim that you make or any claim that is made against you in connection with the collateral. You may later cancel any insurance purchased by us, but only after providing us with evidence that you have obtained insurance as required by our agreement. If we purchase insurance for the collateral, you will be responsible for the costs of that insurance, including interest and any other charges we may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to your total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance you may be able to obtain on your own.

IN WITNESS WHEREOF, the undersigned has executed this Mortgage as of the day and year first hereinabove written.

                     GREAT LAKES REIT, L.P., a Delaware limited partnership

                     By:   GREAT LAKES REIT, a Maryland real
                           estate investment trust, its sole general partner

                           By:
                              --------------------------------------

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STATE OF ILLINOIS )
                  ) SS.
COUNTY OF COOK    )

I, _________________________, Notary Public in and for said county in the State aforesaid, DO HEREBY CERTIFY THAT ___________________________________, known to me to be the ____________________________________ of Great Lakes REIT, a
Maryland real estate investment trust, the sole general partner of Great Lakes REIT, L.P., a Delaware limited partnership and personally known to me to be the person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument, pursuant to due authority as his/her free and voluntary act, and as the free and voluntary act of said entities, for the uses and purposes set forth therein.

GIVEN under my hand and notarial seal this _____ day of December, 2001.


                                             -------------------------------
                                                       Notary Public

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EXHIBIT "A"
(PROPERTY DESCRIPTION)

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EXHIBIT "B"
(FIXTURE FILING)

Pursuant to the security agreement contained in this Mortgage ("Security Agreement") and the appropriate Uniform Commercial Code ("UCC") sections in the State in which the Fixtures are located, as amended and recodified from time to time, this Mortgage shall constitute a Fixture Filing.

1. DESCRIPTION OF FIXTURES "Fixtures" shall include all articles of personal property now or hereafter attached to, placed upon for an indefinite term or used in connection with said real property, appurtenances and improvements together with all goods and other property which are or at any time become so related to the Property that an interest in them arises under real estate law.

2. DESCRIPTION OF COLLATERAL The Collateral, as defined in the Security Agreement, includes, without limitation, the following items and types of Collateral as well as certain other items and types of Collateral:

All equipment, fixtures, goods, inventory and all present and future accessions and products thereof and thereto as defined in the UCC, now or at any time acquired, used, or to be used for or in connection with the construction, use or enjoyment of the Property by Mortgagor, whether in the possession of Mortgagor, warehousemen, bailees or any other person and whether located at the Property or elsewhere, including without limitation:

      (A) all building, maintenance or service equipment; building, maintenance or raw materials or supplies; component parts or work in process; appliances; furnishings; machinery; and tools; and

      (B) all goods and property covered by any warehouse receipts, bills of lading and other documents evidencing any goods or other tangible personal property of any kind (including any Collateral) in which Mortgagor now or at any time hereafter has any interest in connection with any or all of the Property or Collateral; and

      (C) any and all products of any accessions to any such Collateral which may exist at any time.

Part of the above described goods are or are to become Fixtures on the Property. As used in this Exhibit to qualify the scope of Mortgagee's security interest in any of the Collateral, the phrase "in connection with any or all of the Property or Collateral" shall be used in its broadest and most comprehensive sense and shall include without limitation property used or acquired (or to be used or acquired) in connection with the improvement, development, construction, repair or remodeling of any or all of the Property, property arising from or in connection with the operation, use, maintenance, occupancy, sale, lease or disposition of any or all of the Property or Collateral, property used or acquired (or to be used or acquired) in connection with Mortgagor's performance of any of its obligations to Mortgagee, and property acquired with any loan proceeds. If any property is used (or to be used) for multiple or different purposes, and one such purpose relates to any aspect of the Property or collateral, such property shall constitute Collateral hereunder, unless Mortgagee shall release such property from this Fixture Filing and Mortgagee's security interest in a duly executed written instrument.

3. RELATION OF FIXTURE FILING TO MORTGAGE: Some or all of the Collateral described in section 2 above may be or become Fixtures in which Mortgagee has a security interest under the Security Agreement. However, nothing herein shall be deemed to create any lien or interest in favor of the Trustee under this Mortgage in any such Collateral which is not a fixture, and the purpose of this Exhibit B is to create a fixture filing under the appropriate Uniform Commercial Code sections in the State in which the Fixtures are located, as amended or recodified from time to time. The rights, remedies and interests of Mortgagee under this Mortgage are independent and cumulative, and there shall be no merger of any lien hereunder with any security interest created by the Security Agreement. Mortgagee may elect to exercise or enforce any of its rights, remedies, or interests under this Mortgage as Mortgagee may from time to time deem appropriate.

4.    NAME AND ADDRESS OF MORTGAGEE:

      Allstate Life Insurance Company
      Allstate Plaza South, Suite G5C

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      3075 Sanders Road
      Northbrook, Illinois 60062
      Attention: Commercial Mortgage Loan Servicing Manager

5.    OTHER FIXTURE FINANCING AND REMOVAL OF FIXTURES

      (A) Mortgagee has not consented to any other security interest of any other person in any Fixtures and has not disclaimed any interest in any Fixtures; and

      (B) Mortgagee has not agreed or consented to the removal of any Fixtures from the Property, and any such consent by Mortgagor shall not be binding on Mortgagee. Mortgagee reserves the right to prohibit the removal of any Fixtures by any person with the legal right to remove any Fixtures from the Property unless and until such person makes arrangements with (and satisfactory to) Mortgagee for the payment to Mortgagee of all costs of repairing any physical injury to the Property which may be caused by the removal of such Fixtures. Any such payment shall be made directly to Mortgagee at its request, and Mortgagee may hold such payment as additional collateral under this Mortgage. Failure by Mortgagor to cause the delivery to Mortgagee of any such payment shall constitute both: (i) waste under (and breach of) this Mortgage; and (ii) conversion of Collateral under (and a breach of) the Security Agreement.

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